Exhibit 99.3

CORPORATE OFFICE PROPERTIES TRUST AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

Management’s Report On Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, and for performing an assessment of the effectiveness of internal control over financial reporting as of December 31, 2005. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and trustees; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management performed an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 based upon criteria in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on our assessment, management determined that our internal control over financial reporting was effective as of December 31, 2005 based on the criteria in Internal Control-Integrated Framework issued by the COSO.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Dated: March 16, 2006

/s/ Randall M. Griffin	/s/ Roger A. Waesche, Jr.
Randall M. Griffin	Roger A. Waesche Jr.
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Corporate Office Properties Trust:

We have completed integrated audits of Corporate Office Properties Trust’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Corporate Office Properties Trust and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying “Management’s Report on Internal Control over Financial Reporting,” that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland

March 16, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects to discontinued operations discussed in Note 18, as to which the date is August 31, 2006.

Corporate Office Properties Trust and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands)

	December 31,
	2005	2004
Assets
Investment in real estate:
Operating properties, net	$1,631,038	$1,407,148
Projects under construction or development	255,617	136,152
Total commercial real estate properties, net	1,886,655	1,543,300
Investments in and advances to unconsolidated real estate joint ventures	1,451	1,201
Investment in real estate, net	1,888,106	1,544,501
Cash and cash equivalents	10,784	13,821
Restricted cash	21,476	12,617
Accounts receivable, net	15,606	16,771
Investment in other unconsolidated entity	1,621	1,621
Deferred rent receivable	32,579	26,282
Intangible assets on real estate acquisitions, net	90,984	67,560
Deferred charges, net	35,046	27,642
Prepaid and other assets	29,872	18,646
Furniture, fixtures and equipment, net	4,302	2,565
Total assets	$2,130,376	$1,732,026
Liabilities and shareholders’ equity
Liabilities:
Mortgage and other loans payable	$1,348,351	$1,022,688
Accounts payable and accrued expenses	41,693	46,307
Rents received in advance and security deposits	14,774	12,781
Dividends and distributions payable	16,703	14,713
Deferred revenue associated with acquired operating leases	12,707	7,247
Distributions in excess of investment in unconsolidated real estate joint venture	3,081	—
Other liabilities	4,727	7,488
Total liabilities	1,442,036	1,111,224
Minority interests:
Common units in the Operating Partnership	95,014	88,355
Preferred units in the Operating Partnership	8,800	8,800
Other consolidated real estate joint ventures	2,013	1,723
Total minority interests	105,827	98,878
Commitments and contingencies (Note 19)
Shareholders’ equity:
Preferred Shares of beneficial interest ($0.01 par value; shares authorized of 15,000,000, issued of 8,569,000 and outstanding of 6,775,000) (Note 11)	67	67
Common Shares of beneficial interest ($0.01 par value; 75,000,000 shares authorized, shares issued and outstanding of 39,927,316 at December 31, 2005 and 36,842,108 at December 31, 2004)	399	368
Additional paid-in capital	657,339	578,228
Cumulative distributions in excess of net income	(67,697)	(51,358)
Value of unearned restricted common share grants	(7,113)	(5,381)
Accumulated other comprehensive loss	(482)	—
Total shareholders’ equity	582,513	521,924
Total liabilities and shareholders’ equity	$2,130,376	$1,732,026

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries
Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2005	2004	2003
Revenues
Rental revenue	$214,275	$184,857	$145,496
Tenant recoveries and other real estate operations revenue	30,515	21,515	20,656
Construction contract revenues	74,357	25,018	28,865
Other service operations revenues	4,877	3,885	2,875
Total revenues	324,024	235,275	197,892
Expenses
Property operating expenses	73,213	59,836	48,364
Depreciation and other amortization associated with real estate operations	61,572	49,761	35,068
Construction contract expenses	72,534	23,733	27,483
Other service operations expenses	4,753	3,263	3,450
General and administrative expenses	13,534	10,938	7,893
Total operating expenses	225,606	147,531	122,258
Operating income	98,418	87,744	75,634
Interest expense	(55,297)	(42,354)	(39,014)
Amortization of deferred financing costs	(2,240)	(2,431)	(2,767)
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	40,881	42,959	33,853
Equity in loss of unconsolidated entities	(88)	(88)	(98)
Income tax (expense) benefit	(668)	(795)	169
Income from continuing operations before minority interests	40,125	42,076	33,924
Minority interests in income from continuing operations
Common units in the Operating Partnership	(4,826)	(5,497)	(5,350)
Preferred units in the Operating Partnership	(660)	(179)	(1,049)
Other consolidated entities	85	12	—
Income from continuing operations	34,724	36,412	27,525
Income from discontinued operations, net of minority interests	4,039	733	3,016
Income before gain (loss) on sales of real estate	38,763	37,145	30,541
Gain (loss) on sales of real estate, net	268	(113)	336
Net income	39,031	37,032	30,877
Preferred share dividends	(14,615)	(16,329)	(12,003)
Repurchase of preferred units in excess of recorded book value	—	—	(11,224)
Issuance costs associated with redeemed preferred shares	—	(1,813)	—
Net income available to common shareholders	$24,416	$18,890	$7,650
Basic earnings per common share
Income from continuing operations	$0.54	$0.55	$0.17
Discontinued operations	0.11	0.02	0.12
Net income	$0.65	$0.57	$0.29
Diluted earnings per common share
Income from continuing operations	$0.52	$0.52	$0.17
Discontinued operations	0.11	0.02	0.10
Net income	$0.63	$0.54	$0.27

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries
Consolidated Statements of Shareholders’ Equity
(Dollars in thousands)

	Preferred Shares	Common Shares	Additional Paid-in Capital	Cumulative Distributions in Excess of Net Income	Value of Unearned Restricted Common Share Grants	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2002 (23,606,132 common shares outstanding)	$43	$236	$312,373	$(21,067)	$(2,739)	$(349)	$288,497
Conversion of common units to common shares (119,533 shares)	—	1	2,065	—	—	—	2,066
Common shares issued to the public (5,290,000 shares)	—	53	79,205	—	—	—	79,258
Series G Cumulative Redeemable Preferred Shares issued to the public (2,200,000 shares)	22	—	53,153	—	—	—	53,175
Series H Cumulative Redeemable Preferred Shares issued to the public (2,000,000 shares)	20	—	48,312	—	—	—	48,332
Series C Preferred Unit redemption	—	—	—	(11,224)	—	—	(11,224)
Increase in fair value of derivatives	—	—	—	—	—	55	55
Restricted common share grants issued (119,324 shares)	—	1	1,750	—	(1,751)	—	—
Value of earned restricted share grants	—	—	185	—	383	—	568
Exercise of share options (262,278 shares)	—	3	2,465	—	—	—	2,468
Expense associated with share options	—	—	75	—	—	—	75
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	—	—	(6,697)	—	—	—	(6,697)
Net income	—	—	—	30,877	—	—	30,877
Dividends	—	—	—	(37,069)	—	—	(37,069)
Balance at December 31, 2003 (29,397,267 common shares outstanding)	85	294	492,886	(38,483)	(4,107)	(294)	450,381
Conversion of common units to common shares (326,108 shares)	—	3	8,038	—	—	—	8,041
Common shares issued to the public (5,033,600 shares)	—	50	115,184	—	—	—	115,234
Common shares issued to employees (4,000 shares)	—	—	91	—	—	—	91
Series B preferred share redemption	(13)	—	(31,238)	—	—	—	(31,251)
Series D preferred share conversion	(5)	12	(7)	—	—	—	—
Increase in fair value of derivatives	—	—	—	—	—	294	294
Restricted common share grants issued (99,935 shares)	—	1	2,270	—	(2,271)	—	—
Value of earned restricted share grants	—	—	388	—	997	—	1,385
Exercise of share options (784,398 shares)	—	8	7,502	—	—	—	7,510
Expense associated with share options	—	—	519	—	—	—	519
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	—	—	(19,360)	—	—	—	(19,360)
Increase in tax benefit associated with share-based compensation	—	—	1,955	—	—	—	1,955
Net income	—	—	—	37,032	—	—	37,032
Dividends	—	—	—	(49,907)	—	—	(49,907)
Balance at December 31, 2004 (36,842,108 common shares outstanding)	67	368	578,228	(51,358)	(5,381)	—	521,924
Conversion of common units to common shares (253,575 shares)	—	3	9,117	—	—	—	9,120
Common shares issued to the public (2,300,000 shares)	—	23	75,118	—	—	—	75,141
Decrease in accumulated other comprehensive loss in connection with derivatives	—	—	—	—	—	(482)	(482)
Restricted common share grants issued (130,975 shares)	—	1	3,480	—	(3,481)	—	—
Restricted common share cancellations (10,422 shares)	—	—	(205)	—	205	—	—
Value of earned restricted share grants	—	—	536	—	1,544	—	2,080
Exercise of share options (411,080 shares)	—	4	4,394	—	—	—	4,398
Expense associated with share options	—	—	93	—	—	—	93
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	—	—	(12,888)	—	—	—	(12,888)
Decrease in tax benefit associated with share-based compensation	—	—	(534)	—	—	—	(534)
Net income	—	—	—	39,031	—	—	39,031
Dividends	—	—	—	(55,370)	—	—	(55,370)
Balance at December 31, 2005 (39,927,316 common shares outstanding)	$67	$399	$657,339	$(67,697)	$(7,113)	$(482)	$582,513

Corporate Office Properties Trust and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	For the Years Ended December 31,
	2005	2004	2003
Cash flows from operating activities
Net income	$39,031	$37,032	$30,877
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests	6,464	5,826	7,761
Depreciation and other amortization	63,555	51,904	37,141
Amortization of deferred financing costs	2,240	2,431	2,799
Amortization of deferred market rental revenue	(426)	(931)	(1,817)
Equity in loss of unconsolidated entities	88	88	98
(Gain) loss on sales of real estate	(4,690)	150	(3,467)
Changes in operating assets and liabilities:
Increase in deferred rent receivable	(6,922)	(8,372)	(4,670)
Increase in accounts receivable, restricted cash and prepaid and other assets	(13,095)	(11,438)	(11,144)
Increase in accounts payable, accrued expenses, rents received in advance and security deposits	7,946	5,850	9,278
Other	1,753	1,954	927
Net cash provided by operating activities	95,944	84,494	67,783
Cash flows from investing activities
Purchases of and additions to commercial real estate properties	(499,926)	(251,982)	(196,888)
Proceeds from sales of properties	29,467	—	40,204
Proceeds from contribution of assets to unconsolidated real estate joint venture	68,633	—	—
Investments in and advances to unconsolidated entities	(130)	(146)	(7,062)
Distributions from unconsolidated entities	250	—	—
Leasing costs paid	(9,272)	(11,024)	(2,861)
Advances to certain real estate joint ventures	—	(515)	(2,520)
(Increase) decrease in restricted cash associated with investing activities	(5,620)	1,183	(2,399)
Other	(2,495)	(1,308)	(1,423)
Net cash used in investing activities	(419,093)	(263,792)	(172,949)
Cash flows from financing activities
Proceeds from mortgage and other loans payable	889,399	573,879	270,956
Repayments of mortgage and other loans payable	(580,642)	(421,621)	(271,146)
Deferred financing costs paid	(4,307)	(3,436)	(1,681)
Increase in other liabilities associated with financing activities	—	4,000	4,000
Acquisition of partner interest in consolidated joint venture	(1,208)	(4,928)	—
Net proceeds from issuance of common shares	79,539	122,744	81,726
Net proceeds from issuance of preferred shares	—	—	101,507
Repurchase of preferred units	—	—	(35,591)
Redemption of preferred shares	—	(31,251)	—
Dividends paid	(53,587)	(47,551)	(34,719)
Distributions paid	(9,677)	(8,435)	(9,210)
Other	595	237	2,814
Net cash provided by financing activities	320,112	183,638	108,656
Net (decrease) increase in cash and cash equivalents	(3,037)	4,340	3,490
Cash and cash equivalents
Beginning of period	13,821	9,481	5,991
End of period	$10,784	$13,821	$9,481

See accompanying notes to consolidated financial statements.

Corporate Office Properties Trust and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except per share data)

1.                 Organization

Corporate Office Properties Trust (“COPT”) and subsidiaries (collectively, the “Company”) is a fully-integrated and self-managed real estate investment trust (“REIT”) that focuses on the acquisition, development, ownership, management and leasing of primarily Class A suburban office properties in the Greater Washington, D.C. region and other select submarkets. We have implemented a core customer expansion strategy that is built on meeting, through acquisitions and development, the multi-location requirements of our strategic tenants. As of December 31, 2005, our investments in real estate included the following:

•       165 wholly owned operating properties in our portfolio with an average size of 83,000 square feet per property;

•       14 wholly owned office properties under construction or development that we estimate will total approximately 1.8 million square feet upon completion and one wholly owned office property totaling approximately 52,000 square feet that was under redevelopment;

•       wholly owned land parcels totaling 311 acres that we believe are potentially developable into approximately 4.5 million square feet; and

•       partial ownership interests in a number of other real estate projects in operations or under development or redevelopment.

We conduct almost all of our operations through our operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), for which we are the managing general partner. The Operating Partnership owns real estate both directly and through subsidiary partnerships and limited liability companies (“LLCs”). A summary of our Operating Partnership’s forms of ownership and the percentage of those ownership forms owned by COPT as of December 31, 2005 follows:

	December 31,
	2005	2004
Common Units	82%	80%
Series E Preferred Units	100%	100%
Series F Preferred Units	100%	100%
Series G Preferred Units	100%	100%
Series H Preferred Units	100%	100%
Series I Preferred Units	0%	0%

Two of our trustees controlled, either directly or through ownership by other entities or family members, an additional 15% of the Operating Partnership’s common units.

In addition to owning interests in real estate, the Operating Partnership also owns 100% of Corporate Office Management, Inc. (“COMI”) and owns, either directly or through COMI, 100% of the consolidated subsidiaries that are set forth below (collectively defined as the “Service Companies”):

Entity Name	Type of Service Business
COPT Property Management Services, LLC (“CPM”)(1)	Real Estate Management
COPT Development & Construction Services, LLC (“CDC”)(2)	Construction and Development
Corporate Development Services, LLC (“CDS”)	Construction and Development
Corporate Cooling and Controls, LLC (“CC&C”)	Heating and Air Conditioning

(1)             Prior to November 1, 2005, CPM’s name was Corporate Realty Management, LLC.

(2)             CDC was formed on November 1, 2005.

Most of the services that CPM provides are for us. CDC and CC&C provide services to us and to third parties. CDS provided service to us and to third parties until November 1, 2005, after which it provided services only to third parties.

2.                 Basis of Presentation

We use four different accounting methods to report our investments in entities: the consolidation method, the equity method, the cost method and the financing method.

Consolidation Method

We generally use the consolidation method when we own most of the outstanding voting interests in an entity and can control its operations. Under the consolidation method of accounting, the accounts of the entity being consolidated are combined with our accounts. We eliminate balances and transactions between companies when we consolidate these accounts. For all of the periods presented, our Consolidated Financial Statements include the accounts of:

•       COPT;

•       the Operating Partnership and its subsidiary partnerships and LLCs;

•       the Service Companies; and

•       Corporate Office Properties Holdings, Inc. (of which we own 100%).

Our approach to determining when the use of the consolidation method is appropriate changed with our adoption of the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) provides guidance in identifying situations in which an entity is controlled by its owners without such owners owning most of the outstanding voting rights in the entity; it defines the entity in such situations as a variable interest entity (“VIE”). FIN 46(R) then provides guidance in determining when an owner of a VIE should use the consolidation method in accounting for its investment in the VIE. We adopted FIN 46(R) immediately for all VIEs created subsequent to January 31, 2003 and effective March 31, 2004 for VIEs created prior to February 1, 2003. In connection with our adoption of FIN 46(R), we began to use the consolidation method of accounting effective March 31, 2004 for our investments in the following joint ventures: MOR Forbes 2 LLC, Gateway 70 LLC and MOR Montpelier 3 LLC, which were previously accounted for using the equity method of accounting, and NBP 220, LLC, which was previously accounted for using the financing method of accounting (see below for a discussion of the equity and financing methods).

Equity Method

We generally use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity’s operations but cannot control the entity’s operations. Under the equity method, we report:

•       our ownership interest in the entity’s capital as an investment on our Consolidated Balance Sheets; and

•       our percentage share of the earnings or losses from the entity in our Consolidated Statements of Operations.

As discussed above, FIN 46(R) affects our determination of when to use the equity method of accounting.

Cost Method

We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over the entity’s operations. Under the cost method, we report:

•       the cost of our investment in the entity as an investment on our Consolidated Balance Sheets; and

•       distributions to us of the entity’s earnings in our Consolidated Statements of Operations.

Financing Method

We use the financing method of accounting for certain real estate joint ventures. We use this method when we contribute a parcel of land into a real estate joint venture and have an option to acquire our partner’s joint venture interest for a pre-determined purchase price. Details of the financing method of accounting are described below:

•       the costs associated with a land parcel at the time of its contribution into a joint venture are reported as commercial real estate properties on our Consolidated Balance Sheets;

•       the cash received from a joint venture in connection with our land contribution is reported as other liabilities on our Consolidated Balance Sheets. The liability is accreted towards the pre-determined purchase price over the life of our option to acquire our partner’s interest in the joint venture. We also report interest expense in connection with the accretion of the liability;

•       as construction of a building on the land parcel is completed and operations of the building commence, we report 100% of the revenues and expenses associated with the property on our Consolidated Statements of Operations; and

•       construction costs and debt activity for the real estate project relating to periods after the land contribution are not reported by us.

At the time we exercise the option to acquire our partner’s joint venture interest, we begin consolidating the accounts of the entity with our accounts. As discussed above, FIN 46(R) affects our determination of when to use the financing method of accounting.

3.                 Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

We make estimates and assumptions when preparing financial statements under generally accepted accounting principles (“GAAP”). These estimates and assumptions affect various matters, including:

•       the reported amounts of assets and liabilities in our Consolidated Balance Sheets at the dates of the financial statements;

•       the disclosure of contingent assets and liabilities at the dates of the financial statements; and

•       the reported amounts of revenues and expenses in our Consolidated Statements of Operations during the reporting periods.

These estimates include such items as depreciation, allocation of real estate acquisition costs and allowances for doubtful accounts. Actual results could differ from those estimates. These estimates involve judgments with respect to, among other things, future economic factors that are difficult to predict and are often beyond management’s control. As a result, actual amounts could differ from these estimates.

Acquisitions of Real Estate

We allocate the costs of real estate acquisitions to assets acquired and liabilities assumed based on the relative fair values at the date of acquisition pursuant to the provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations.” In estimating the fair value of the tangible and intangible assets acquired, we consider, among other things, information obtained about each property as a result of our due diligence, leasing activities and knowledge of the markets in which the properties are located. We utilize various valuation methods, such as estimated cash flow projections utilizing discount and capitalization rate assumptions and available market information. We allocate the costs of real estate acquisitions to the following components:

•       Real estate based on a valuation of the acquired property performed with the assumption that the property is vacant upon acquisition (the “as if vacant value”). We then allocate the real estate value derived using this approach between land and building and improvements using our estimates and assumptions.

•       In-place operating leases to the extent that the present value of future rents under the contractual lease terms are above or below the present value of market rents at the time of acquisition (the “lease to market value”). For example, if we acquire a property and the leases in place for that property carry rents below the market rent for such leases at the time of acquisition, we classify the amount equal to the difference between (1) the present value of the future rental revenue under the lease using market rent assumptions and (2) the present value of future rental revenue under the terms of the lease as deferred revenue. Conversely, if the leases in place for that property carry rents above the market rent, we classify the difference as an intangible asset. Deferred revenue or deferred assets recorded in connection with in-place operating leases of acquired properties are amortized into rental revenue over the terms of the leases.

•       Existing tenants in a property (the “lease-up value”). This amount represents the value associated with acquiring a built-in revenue stream on a leased building. It is computed as the difference between the present value of the property’s (1) revenues less operating expenses as if the property was vacant upon acquisition and (2) revenues less operating expenses as if the property was acquired with leases in place at market rents.

•       Deemed cost avoidance of acquiring in-place operating leases (“deemed cost avoidance”). For example, when a new lease is entered into, the lessor typically incurs a number of origination costs in connection with the leases; such costs include tenant improvements and leasing costs. When a property is acquired with in-place leases, the origination costs for such leases were already incurred by the prior owner. Therefore, to recognize the value of these costs in recording a property acquisition, we assign value to the tenant improvements and leasing costs associated with the remaining term of in-place operating leases.

•       Tenant relationship value equal to the additional amount that we pay for a property in connection with the presence of a particular tenant in that property (the “tenant relationship value”). Our valuation of this component is affected by, among other things, our tenant lease renewal assumptions and evaluation of existing relationships with tenants.

•       Market concentration premium equal to the additional amount that we pay for a property over the fair value of assets in connection with our strategy of increasing our presence in regional submarkets (the “market concentration premium”).

Commercial Real Estate Properties

We report commercial real estate properties at our depreciated cost. The amounts reported for our commercial real estate properties include our costs of:

•       acquisitions;

•       development and construction;

•       building and land improvements; and

•       tenant improvements paid by us.

We capitalize interest expense, real estate taxes, direct internal labor (including allocable overhead costs) and other costs associated with real estate undergoing construction and development activities to the cost of such activities. We continue to capitalize these costs while construction and development activities are underway until a building becomes “operational,” which is the earlier of when leases commence on space or one year from the cessation of major construction activities. When leases commence on portions of a newly-constructed building’s space in the period prior to one year from the construction completion date, we consider that building to be “partially operational.” When a building is partially operational, we allocate the costs associated with the building between the portion that is operational and the portion under construction. We start depreciating newly-constructed properties when they become operational.

We depreciate our assets evenly over their estimated useful lives as follows:

• Buildings and building improvements	10-40 years
• Land improvements	10-20 years
• Tenant improvements on operating properties	Related lease terms
• Equipment and personal property	3-10 years

When events or circumstances indicate that a property may be impaired, we perform an undiscounted cash flow analysis. We consider an asset to be impaired when its undiscounted expected future cash flows are less than its depreciated cost. When we determine that an asset is impaired, we utilize methods similar to those used by independent appraisers in estimating the fair value of the asset; this process requires us to make certain estimates and assumptions. We then recognize an impairment loss based on the excess of the carrying amount of the asset over its fair value. We have not recognized impairment losses on our real estate assets to date.

When we determine that a real estate asset will be held for sale, we discontinue the recording of depreciation expense of the asset and estimate the sales price, net of selling costs; if we then determine that the estimated sales price, net of selling costs, is less than the net book value of the asset, we recognize an impairment loss equal to the difference and reduce the carrying amounts of assets.

We expense property maintenance and repair costs when incurred.

Sales of Interests in Real Estate

We recognize gains from sales of interests in real estate using the full accrual method, provided that various criteria relating to the terms of sale and any subsequent involvement by us with the real estate sold are met. We recognize gains relating to transactions that do not meet the requirements of the full accrual method of accounting when the full accrual method of accounting criteria are met.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments that mature three months or less from when they are purchased. Cash equivalents are reported at cost, which approximates fair value. We maintain our cash in bank accounts in amounts that may exceed federally insured limits at times. We have not experienced any losses in these accounts in the past and believe we are not exposed to significant credit risk because our accounts are deposited with major financial institutions.

Accounts Receivable

Our accounts receivable are reported net of an allowance for bad debts of $421 at December 31, 2005 and $490 at December 31, 2004.

Prepaid and Other Assets

Prepaid and other assets consisted of the following:

	December 31,
	2005	2004
Construction contract costs incurred in excess of billings	$15,277	$7,178
Prepaid expenses	7,007	5,390
Other assets	7,588	6,078
Prepaid and other assets	$29,872	$18,646

Revenue Recognition

We recognize rental revenue evenly over the terms of tenant leases. When our leases provide for contractual rent increases, which is most often the case, we average the non-cancelable rental revenues over the lease terms to evenly recognize such revenues; we refer to the adjustments resulting from this process as straight-line rental revenue adjustments. We consider rental revenue under a lease to be non-cancelable when a tenant (1) may not terminate its lease obligation early or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would not be probable. We report these straight-line rental revenue adjustments recognized in advance of payments received as deferred rent receivable on our Consolidated Balance Sheets. We report prepaid tenant rents as rents received in advance on our Consolidated Balance Sheets.

When tenants terminate their lease obligations prior to the end of their agreed lease terms, they typically pay fees to cancel these obligations. We recognize such fees as revenue and write off against such revenue any (1) deferred rents receivable and (2) deferred revenue and intangible assets that are amortizable into rental revenue associated with the leases; the resulting net amount is the net revenue from the early termination of the leases. When a tenant’s lease in a property is terminated early but the tenant continues to lease space under a new or modified lease in the property, the net revenue from the early termination of the lease is recognized evenly over the remaining life of the new or modified lease in place on that property.

We recognize tenant recovery revenue in the same periods in which we incur the related expenses. Tenant recovery revenue includes payments from tenants as reimbursement for property taxes, insurance and other property operating expenses.

We recognize fees for services provided by us once services are rendered, fees are determinable and collectibility is assured. We generally recognize revenue under construction contracts using the percentage of completion method when the contracts call for services to be provided over a period of time exceeding six months and the revenue and costs for such contracts can be estimated with reasonable accuracy; when these criteria do not apply to a contract, we recognize revenue on that contract once the services under the contract are complete. Under the percentage of completion method, we recognize a percentage of the total estimated revenue on a contract based on the cost of services provided on the contract as of a point in time relative to the total estimated costs on the contract.

Major Tenants

The following table summarizes the respective percentages of our rental revenue earned from our individual tenants that accounted for at least 5% of our rental revenue and our five largest tenants in the aggregate:

	For the Years Ended December 31,
	2005	2004	2003
United States Government	11%	11%	10%
Booz Allen Hamilton, Inc.	6%	5%	N/A
Computer Sciences Corporation	5%	6%	6%
AT&T Local Services(1)	N/A	6%	6%
Unisys	N/A	N/A	5%
Five largest tenants	30%	33%	31%

(1)             Includes affiliated organizations and agencies.

Geographical Concentration

We derived large concentrations of our total revenue from real estate operations (defined as the sum of rental revenue and tenant recoveries and other real estate operations revenue) from certain geographic regions. The table below sets forth certain of these concentrations:

	Percentage of Total Rental Revenue
	from Real Estate Operations
	for the Years Ended December 31,
	2005	2004	2003
Mid-Atlantic	99%	100%	100%
Greater Washington, D.C.(1)	83%	79%	76%
Baltimore/Washington Corridor	49%	49%	55%

(1)             Comprised of our properties in the Baltimore/Washington Corridor (defined as the Maryland counties of Howard and Anne Arundel), Northern Virginia (defined as Fairfax County, Virginia), Suburban Maryland (defined as the Maryland counties of Montgomery, Prince George’s and Frederick) and St. Mary’s and King George Counties (located in Maryland and Virginia, respectively).

Substantially all of our construction contract and service operations revenues were derived from operations in the Greater/Washington, D.C. region.

Intangible Assets and Deferred Revenue on Real Estate Acquisitions

We capitalize intangible assets and deferred revenue on real estate acquisitions as described in the section above entitled “Acquisitions of Real Estate.” We amortize the intangible assets and deferred revenue as follows:

• Lease to market value	Related lease terms
• Lease-up value	Related lease terms or estimated period of time that tenant will lease space in property
• Deemed cost avoidance	Related lease terms
• Market concentration premium	40 years
• Tenant relationship value	Estimated period of time that tenant will lease space in property

We recognize the amortization of lease to market value assets and deferred revenues as adjustments to rental revenue reported in our Consolidated Statements of Operations; we refer to this amortization as amortization of origination value of leases on acquired properties. We recognize the amortization of other intangible assets on real estate acquisitions as additional depreciation and amortization expense on our Consolidated Statements of Operations.

Deferred Charges

We defer costs that we incur to obtain new tenant leases or extend existing tenant leases. We amortize these costs evenly over the lease terms. When tenant leases are terminated early, we expense any unamortized deferred leasing costs associated with those leases.

We also defer costs for long-term financing arrangements and amortize these costs over the related loan terms on a straight-line basis, which approximates the amortization that would occur under the effective interest method of amortization. We expense any unamortized loan costs when loans are retired early.

When the costs of acquisitions exceed the fair value of tangible and identifiable intangible assets and liabilities, we record goodwill in connection with such acquisitions. We test goodwill annually for impairment and in interim periods if certain events occur indicating that the carrying value of goodwill may be impaired. We recognize an impairment loss when the discounted expected future cash flows associated with the related reporting unit are less than its unamortized cost.

Derivatives

We are exposed to the effect of interest rate changes in the normal course of business. We use interest rate swap, interest rate cap and forward starting swap agreements to reduce the impact of such interest rate changes. Interest rate differentials that arise under interest rate swap and interest rate cap contracts are recognized in interest expense over the life of the respective contracts. Interest rate differentials that arise under forward starting swaps are recognized in interest expense over the life of the respective loans for which such swaps are obtained. We do not use such derivatives for trading or speculative purposes. We manage counter-party risk by only entering into contracts with major financial institutions based upon their credit ratings and other risk factors.

We recognize all derivatives as assets or liabilities in the balance sheet at fair value with the offset to:

•       the accumulated other comprehensive loss component of shareholders’ equity (“AOCL”), net of the share attributable to minority interests, for any derivatives designated as cash flow hedges to the extent such derivatives are deemed effective in hedging risks (risk in the case of our prior existing derivatives being defined as changes in interest rates);

•       interest expense on our Statements of Operations for any derivatives designated as cash flow hedges to the extent such derivatives are deemed ineffective in hedging risks; or

•       other revenue on our Statements of Operations for any derivatives designated as fair value hedges.

We use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost in computing the fair value of derivatives at each balance sheet date.

Minority Interests

As discussed previously, we consolidate the accounts of our Operating Partnership and its subsidiaries into our financial statements. However, we do not own 100% of the Operating Partnership. We also do not own 100% of certain consolidated real estate joint ventures. The amounts reported for minority interests on our Consolidated Balance Sheets represent the portion of these consolidated entities’ equity that we do not own. The amounts reported for minority interests on our Consolidated Statements of Operations represent the portion of these consolidated entities’ net income not allocated to us.

Common units of the Operating Partnership (“common units”) are substantially similar economically to our common shares of beneficial interest (“common shares”). Common units not owned by us are also exchangeable into our common shares, subject to certain conditions. During 2005, we issued 232,652 common units to unrelated third parties in connection with certain property acquisitions.

For a portion of 2003, the Operating Partnership had 1,016,662 Series C Preferred Units outstanding that we did not own. These units were convertible, subject to certain conditions, into common units on the basis of 2.381 common units for each Series C Preferred Unit. These units were repurchased by the Operating Partnership on June 16, 2003 for $36,068 (including $477 for accrued and unpaid distributions), or $14.90 per common share on an as-converted basis. As a result of the repurchase, we recognized an $11,224 reduction to net income available to common shareholders associated with the excess of the repurchase price over the sum of the recorded book value of the units and the accrued and unpaid return to the unitholder.

On September 23, 2004, we issued 352,000 Series I Preferred Units in the Operating Partnership to an unrelated party in connection with our acquisition of two properties in Northern Virginia. These units have a liquidation preference of $25.00 per unit, plus any accrued and unpaid distributions of return thereon (as described below), and may be redeemed for cash by the Operating Partnership at our option any time after September 22, 2019. The owner of these units is entitled to a priority annual cumulative return equal to 7.5% of their liquidation preference through September 22, 2019; the annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits. These units are convertible into common units on the basis of 0.5 common units for each Series I Preferred Unit; the resulting common units would then be exchangeable for common shares in accordance with the terms of the Operating Partnership’s agreement of limited partnership.

Earnings Per Share (“EPS”)

We present both basic and diluted EPS. We compute basic EPS by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year. Our computation of diluted EPS is similar except that:

•       the denominator is increased to include the weighted average number of potential additional common shares that would have been outstanding if securities that are convertible into our common shares were converted; and

•       the numerator is adjusted to add back any convertible preferred dividends and any other changes in income or loss that would result from the assumed conversion into common shares.

Our computation of diluted EPS does not assume conversion of securities into our common shares if conversion of those securities would increase our diluted EPS in a given year. A summary of the numerator and denominator for purposes of basic and diluted EPS calculations is set forth below (dollars and shares in thousands, except per share data):

	For the Years Ended December 31,
	2005	2004	2003
Numerator:
Income from continuing operations	$34,724	$36,412	$27,525
Add (less): Gain (loss) on sales of real estate, net	268	(113)	336
Less: Preferred share dividends	(14,615)	(16,329)	(12,003)
Less: Issuance costs associated with redeemed preferred shares	—	(1,813)	—
Less: Repurchase of preferred units in excess of recorded book value	—	—	(11,224)
Numerator for basic EPS from continuing operations	20,377	18,157	4,634
Add: Convertible preferred share dividends	—	21	—
Numerator for diluted EPS from continuing operations	20,377	18,178	4,634
Add: Income from discontinued operations, net	4,039	733	3,016
Less: Convertible preferred share dividends	—	(21)	—
Numerator for basic EPS on net income available to common shareholders	24,416	18,890	7,650
Add: Convertible preferred share dividends	—	21	—
Numerator for diluted EPS on net income available to common shareholders	$24,416	$18,911	$7,650
Denominator (all weighted averages):
Denominator for basic EPS (common shares)	37,371	33,173	26,659
Assumed conversion of share options	1,626	1,675	1,362
Assumed conversion of convertible preferred shares	—	134	—
Denominator for diluted EPS	38,997	34,982	28,021
Basic EPS:
Income from continuing operations	$0.54	$0.55	$0.17
Income from discontinued operations	0.11	0.02	0.12
Net income available to common shareholders	$0.65	$0.57	$0.29
Diluted EPS
Income from continuing operations	$0.52	$0.52	$0.17
Income from discontinued operations	0.11	0.02	0.10
Net income available to common shareholders	$0.63	$0.54	$0.27

Our diluted EPS computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPS for the respective periods:

	Weighted Average Shares in Denominator For the Years Ended December 31,
	2005	2004	2003
Conversion of weighted average common units	8,702	8,726	8,932
Restricted common shares	206	221	166
Conversion of weighted average convertible preferred units	176	48	1,101
Conversion of weighted average preferred shares	—	—	1,197
Conversion of share options	—	5	47

Stock-Based Compensation

We and the Service Companies recognize expense from share options issued to employees using the intrinsic value method. As a result, we do not record compensation expense for share option grants except when the exercise price of a share option grant is less than the market price of our common shares on the option grant date; when this occurs, we recognize compensation expense equal to the difference between the exercise price and the grant-date market price over the service period to which the options relate.

We grant common shares subject to forfeiture restrictions to certain employees (see Note 11). We recognize compensation expense for such grants over the service periods to which the grants relate. We compute compensation expense for common share grants based on the value of such grants, as determined by the value of our common shares on the applicable measurement date, as defined below:

•       When forfeiture restrictions on grants only require the recipient to remain employed by us over defined periods of time for such restrictions to lapse, the measurement date is the date the shares are granted.

•       When forfeiture restrictions on grants require (1) that the recipient remain employed by us over defined periods of time and (2) that the Company meet certain performance criteria for such restrictions to lapse, the measurement date is the date that the performance criteria are deemed to be met.

Expenses from stock-based compensation are included in our Consolidated Statements of Operations as follows:

	For the Years Ended December 31,
	2005	2004	2003
Increase in general and administrative expenses	$1,903	$1,579	$1,020
Increase in construction contract and other service operations expenses	230	552	374

The following table summarizes our operating results as if we elected to account for our stock-based compensation under the fair value provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”:

	For the Years Ended December 31,
	2005	2004	2003
Net income, as reported	$39,031	$37,032	$30,877
Add: Share-based compensation expense, net of related tax effects and minority interests, included in the determination of net income	1,670	1,824	917
Less: Share-based compensation expense determined under the fair value based method, net of related tax effects and minority interests	(1,671)	(1,500)	(835)
Net income, pro forma	$39,030	$37,356	$30,959
Basic EPS on net income available to common shareholders, as reported	$0.65	$0.57	$0.29
Basic EPS on net income available to common shareholders, pro forma	$0.65	$0.58	$0.29
Diluted EPS on net income available to common shareholders, as reported	$0.63	$0.54	$0.27
Diluted EPS on net income available to common shareholders, pro forma	$0.63	$0.55	$0.28

The stock-based compensation expense under the fair value method, as reported in the above table, was computed using the Black-Scholes option-pricing model; the weighted average assumptions we used in that model are set forth below:

	For the Years Ended December 31,
	2005	2004	2003
Risk-free interest rate	3.97%	3.15%	3.05%
Expected life-years	6.00	4.21	5.87
Expected volatility	22.70%	22.89%	23.97%
Expected dividend yield	6.90%	7.60%	7.80%

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). The statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The statement will require us to measure the cost of employee services received in exchange for an award of equity instruments based generally on the fair value of the award on the grant date; such cost will be recognized over the period during which the employee is required to provide service in exchange for the award (generally the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. In 2005, the FASB also issued several FASB Staff Positions that clarify certain aspects of SFAS 123(R). SFAS 123(R) will be effective for us on January 1, 2006 and will apply to all awards granted after January 1, 2006 and to awards modified, repurchased or cancelled after that date. We intend to use the modified prospective application approach to adoption provided for under SFAS 123(R); under this approach, we will recognize compensation cost on or after January 1, 2006 for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the fair value of those awards on the date of grant. After adopting SFAS 123(R), we will generally be recognizing additional expense associated with share options issued to employees relative to what we would recognize under our current method. However, we are still reviewing the provisions of SFAS 123(R) and assessing the impact it will have on us for expenses associated with common shares subject to forfeiture restrictions issued to employees.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”). SAB 107 expresses the SEC staff’s views regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provides the SEC staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, it provides guidance in a number of areas, including share-based payment transactions with nonemployees, valuation methods, the classification of compensation expense, non-GAAP measures, capitalization of compensation costs related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and certain disclosure requirements.

Fair Value of Financial Instruments

Our financial instruments include primarily notes receivable, mortgage and other loans payable and interest rate derivatives. The carrying or contract values of notes receivable approximated their fair values at December 31, 2005 and 2004. You should refer to Notes 9 and 10 for fair value of mortgage and other loans payable and derivative information.

Reclassification

We reclassified certain amounts from the prior periods to conform to the current period presentation of our Consolidated Financial Statements. These reclassifications did not affect previously reported consolidated net income or shareholders’ equity.

Recent Accounting Pronouncement

See the section above entitled “Stock-Based Compensation” for disclosure pertaining to SFAS 123(R).

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29” (“SFAS 153”). The Accounting Principles Board’s Opinion No. 29, “Accounting for Nonmonetary Transactions” (“APB 29”) is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. However, the guidance in APB 29 included certain exceptions to that principle. SFAS 153 amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 will be effective for us for nonmonetary asset exchanges occurring after December 31, 2005. We do not expect that the adoption of this standard will have a material effect on our financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations-an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations,” refers to an unconditional obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditioned upon future events that may or may not be within the entity’s control. The fair value of liabilities related to such obligations should be recognized when incurred and reasonably estimable. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. Statement 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We adopted FIN 47 on December 31, 2005. Our financial statements were not significantly impacted by our adoption of FIN 47.

In June 2005, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” The conclusion provided a framework for addressing the question of when a general partner, as defined in EITF 04-05, should consolidate a limited partnership. Under the consensus, a general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” This EITF is effective for all new limited partnerships formed and for existing limited partnerships for which the partnership agreements are modified after June 29, 2005, and, as of January 1, 2006, for existing limited partnership agreements. The EITF did not impact us in 2005. We do not expect that the adoption of this EITF in 2006 for existing limited partnership agreements will have a material effect on our financial position, results of operations or cash flows.

4.                 Commercial Real Estate Properties

Operating properties consisted of the following:

	December 31,
	2005	2004
Land	$314,719	$268,327
Buildings and improvements	1,491,254	1,280,537
	1,805,973	1,548,864
Less: accumulated depreciation	(174,935)	(141,716)
	$1,631,038	$1,407,148

Projects we had under construction or development consisted of the following:

	December 31,
	2005	2004
Land	$117,434	$74,190
Construction in progress	138,183	61,962
	$255,617	$136,152

2005 Acquisitions

We acquired the following office properties in 2005:

				Total
		Date of	Number of	Rentable
Project Name	Location	Acquisition	Buildings	Square Feet	Initial Cost
8611 Military Drive	San Antonio, TX	3/30/2005	2	468,994	$30,845
Rockville Corporate Center	Rockville, MD(1)	4/7/2005	2	221,702	37,617
7175 Riverwood Drive	Columbia, MD(2)	7/27/2005	1	26,500	2,456
Gateway Crossing 95	Columbia, MD(2)	9/19/2005	5	188,819	26,060
Patriot Park I & II	Colorado Springs, CO	9/28/2005	2	135,907	17,949
1670 N. Newport Road	Colorado Springs, CO	9/30/2005	1	67,500	9,056
110 Thomas Johnson Drive	Frederick, MD(1)	10/21/2005	1	117,803	16,099
7015 Albert Einstein Drive	Columbia, MD(2)	12/1/2005	1	61,203	9,428
Interquest 3 & 4	Colorado Springs, CO	12/22/2005	2	113,170	11,443
Hunt Valley/Rutherford portfolios	Hunt Valley/Woodlawn, MD(3)	12/22/2005	21	1,106,866	123,988
			38	2,508,464	$284,941

(1)             Located in the Suburban Maryland region.

(2)             Located in the Baltimore/Washington Corridor region.

(3)             Located in the Suburban Baltimore region.

During 2005, we entered into a joint venture called COPT Opportunity Invest I, LLC in which we have a 92.5% ownership interest. This joint venture identifies and acquires properties to renovate into Class A office space and completes such renovations. We use the consolidation method of accounting to account for our investment in this entity. On December 20, 2005, we acquired the following properties through this joint venture:

•       2900 Towerview Road, located in Herndon, Virginia (which is in the Northern Virginia region), for an initial cost of $12,372. The property includes a 61,000 square foot office building with an attached 79,000 square foot warehouse building that the joint venture plans to convert to office space. The property also includes an additional 4-acre land parcel that can support future development; and

•       7468 Candlewood Road, located in Columbia, Maryland (which is in the Baltimore/Washington Corridor), for an initial cost of $19,222. The property includes a 472,000 square foot warehouse building that the joint venture plans to convert into two office buildings totaling 325,000 square feet.

The table below sets forth the allocation of the acquisition costs of the properties described above:

	8611 Military Drive	Rockville Corporate Center	7175 Riverwood Drive	Gateway Crossing 95	Patriot Park I & II	1670 N. Newport Road	110 Thomas Johnson Drive	7015 Albert Einstein Drive	9950 & 9960 Federal Drive	Hunt Valley/ Rutherford	2900 Towerview Road	7468 Candlewood Road	Total
Land, operating properties	$ 11,007	$ 6,222	$ 1,788	$ 5,533	$ 1,303	$ 851	$ 2,810	$ 2,054	$ 1,572	$ 18,715	$ 3,207	$ —	$ 55,062
Land, construction or development	—	—	—	—	—		—	—	—	—	1,261	5,598	6,859
Building and improvements	19,838	28,925	763	17,582	14,333	6,989	12,075	6,084	8,913	87,933	4,467	—	207,902
Construction in progress	—	—	—	—	—	—	—	—	—	—	3,526	13,624	17,150
Intangible assets on real estate acquisitions	—	4,004	113	3,317	2,358	1,216	1,214	1,290	1,678	20,527	1,412	—	37,129
Total assets	30,845	39,151	2,664	26,432	17,994	9,056	16,099	9,428	12,163	127,175	13,873	19,222	324,102
Deferred revenue associated with acquired operating leases	—	(1,534)	(208)	(372)	(45)	—	—	—	(720)	(3,187)	(1,501)	—	(7,567)
Total acquisition cost	$ 30,845	$ 37,617	$ 2,456	$ 26,060	$ 17,949	$ 9,056	$ 16,099	$ 9,428	$11,443	$ 123,988	$ 12,372	$ 19,222	$316,535

We also acquired the following in 2005:

•       a 19-acre parcel of land located in Chantilly, Virginia that is adjacent to existing properties we own for $7,141 on January 27, 2005 (Chantilly, Virginia is located in the Northern Virginia region). We expect to develop this land parcel in the future;

•       a 32-acre parcel of land located in Dahlgren, Virginia that is adjacent to one of our office properties for $1,227 on March 16, 2005 (Dahlgren, Virginia is located in the St. Mary’s and King George Counties region). We expect to develop this land parcel in the future;

•       a 16-acre parcel of land adjacent to 8611 Military Drive in San Antonio, Texas for $3,013 on March 30, 2005. We expect to operate this land parcel as part of the campus that includes 8611 Military Drive;

•       a ten-acre parcel of land adjacent to the Rockville Corporate Center for $6,234 on April 7, 2005. We expect to develop this land parcel in the future;

•       a 27-acre parcel of land adjacent to 8611 Military Drive in San Antonio, Texas for $5,893 on June 14, 2005. We expect to develop this land parcel in the future;

•       a two-acre parcel of land located in Linthicum, Maryland that is adjacent to one of our office properties for $735 on July 6, 2005;

•       a 64-acre land parcel located in Colorado Springs, Colorado, five acres of which is undergoing construction of a 50,000 square foot, fully-leased building, for a purchase price of $9,408 on July 8, 2005. We expect to develop this land parcel in the future;

•       a four-acre parcel of land located in Columbia, Maryland that is adjacent to 7175 Riverwood Drive for $1,367 on July 27, 2005;

•       a 50% undivided interest in a 132-acre land parcel, subject to a cotenancy agreement, in Colorado Springs, Colorado for $10,757 on September 28, 2005; and

•       a six-acre parcel of land located in Frederick, Maryland that is adjacent to 110 Thomas Johnson Drive for $1,092 on October 21, 2005.

In 2004, we sold a land parcel in Columbia, Maryland and a land parcel in Linthicum, Maryland for an aggregate of $9,600. We issued to the buyer a $5,600 mortgage loan; the balance of the acquisition was in the form of cash from the buyer. The buyer in this transaction had an option to contribute the two land parcels into our Operating Partnership between January 1, 2005 and February 28, 2005 in exchange for extinguishment of the $5,600 mortgage loan with us and common units in our Operating Partnership; the buyer exercised its option in February 2005 and, as a result, on April 18, 2005, the debt from us was essentially extinguished and the buyer received 142,776 common units in the Operating Partnership valued at $3,697. We accounted for the 2004 transaction using the financing method of accounting; as a result, the 2004 sale transaction was not recorded as a sale and the $4,000 in net proceeds received from the buyer was recorded as a liability prior to the contribution of the land parcels back into the Operating Partnership in April 2005.

2005 Construction and Pre-Construction Activities

During 2005, we placed into service two buildings located in Annapolis Junction, Maryland and one in Columbia, Maryland.

As of December 31, 2005, we had construction underway on six new buildings in the Baltimore/Washington Corridor, one in Northern Virginia, one in St. Mary’s County, Maryland and one in Colorado Springs, Colorado. We also had pre-construction activities underway on four new buildings located in the Baltimore/Washington Corridor, one in King George County, Virginia, and one in Colorado Springs, Colorado. We had redevelopment underway on (1) one wholly owned existing building in the Baltimore/Washington Corridor and (2) two buildings owned by a joint venture (one is located in Northern Virginia and the other in the Baltimore/Washington Corridor).

2005 Dispositions

On June 10, 2005, we sold a four-acre parcel of land located in Columbia, Maryland for $2,571. We recognized a gain of $186 on this sale.

On August 31, 2005, we sold a newly constructed property in Columbia, Maryland for $4,794. We recognized a gain of $82 on this sale.

On September 8, 2005, we sold three office properties totaling 152,731 square feet located in the Northern Central New Jersey region for a total sale price of $22,458. We recognized a total gain of $4,325 on this sale.

On September 29, 2005, we contributed our portfolio of properties in Harrisburg, Pennsylvania, consisting of 16 office properties, one unimproved land parcel and an option to acquire a land parcel, into a real estate joint venture at a value of $73,000. In exchange for our contribution, we received $69,587 in cash (after closing costs and operating prorations) and a 20% interest in Harrisburg Corporate Gateway Partners, L.P. As part of this transaction, we entered into an agreement to manage the operations of the joint venture’s properties for a five year term. We did not recognize a gain on this transaction since we have certain contingent obligations that may exceed our proportionate interest remaining in effect as long as we continue to manage the properties; these contingent obligations are described below in Note 19.

2004 Acquisitions

We acquired the following office properties in 2004:

				Total
		Date of	Number of	Rentable
Project Name	Location	Acquisition	Buildings	Square Feet	Initial Cost
400 Professional Drive	Gaithersburg, MD	3/5/2004	1	129,030	$23,196
Wildewood and Exploration/Expedition Office Parks	St. Mary’s County, MD	3/24/2004, 5/5/2004& 11/9/2004	11	560,106	66,274
10150 York Road	Hunt Valley, MD	4/15/2004	1	176,689	15,393
Pinnacle Towers	Tysons Corner, VA	9/23/2004	2	440,102	106,452
Corporate Pointe III	Chantilly, VA	9/29/2004	1	114,126	22,903
Dahlgren Properties	Dahlgren, VA	12/21/04&
		12/28/2004	6	204,605	27,230
			22	1,624,658	$261,448

The table below sets forth the allocation of the acquisition costs of these properties:

	400 Professional Drive	Wildewood and Exploration/ Expedition	10150 York Road	Pinnacle Towers	Corporate Pointe III	Dahlgren Properties	Total
Land	$3,673	$11,599	$2,700	$18,566	$3,511	$4,888	$44,937
Building and improvements	17,400	49,644	11,730	76,820	15,503	20,401	191,498
Intangible assets on real estate acquisitions	2,154	5,159	1,357	11,066	3,889	2,115	25,740
Total assets	23,227	66,402	15,787	106,452	22,903	27,404	262,175
Deferred revenue associated with acquired operating leases	(31)	(128)	(394)	—	—	(174)	(727)
Total acquisition cost	$23,196	$66,274	$15,393	$106,452	$22,903	$27,230	$261,448

We also acquired the following during 2004:

•       a parcel of land located in St. Mary’s County, Maryland for $1,905 on March 24, 2004 in connection with our acquisition of the Wildewood and Exploration/Expedition Office Parks;

•       two adjacent parcels of land located in Chantilly, Virginia for $4,011 on April 14, 2004. An operating building of ours is located on one of these parcels and a project we have under construction is located on the other parcel;

•       a 5.3 acre parcel of land located in Herndon, Virginia that is adjacent to one of our office properties for $9,614 on April 29, 2004;

•       a property located in Blue Bell, Pennsylvania that is adjacent to an office park we own for $401 on July 15, 2004;

•       a 14.0 acre parcel of land located in Columbia, Maryland for $6,386 on September 20, 2004; and

•       an 18.8 acre parcel of land located in South Brunswick, New Jersey that is adjacent to an office park we own for $512 on September 29, 2004.

2004 Construction/Development

During 2004, we fully placed into service a new building located in Annapolis Junction, Maryland, a new building located in Lanham, Maryland and a new building located in Chantilly, Virginia.

As of December 31, 2004, we had construction underway on five new buildings in the Baltimore/Washington Corridor, one in Chantilly, Virginia and one in St. Mary’s County, Maryland. We also had development underway in three new buildings in Annapolis Junction, Maryland and one in Columbia, Maryland.

5.   Real Estate Joint Ventures

Our investments in and advances to unconsolidated real estate joint ventures accounted for using the equity method of accounting included the following:

							Total	Maximum
	Balance at December 31,			Date		Nature of	Assets at	Exposure
	2005		2004	Acquired	Ownership	Activity	12/31/2005	to Loss(1)
Route 46 Partners	$1,451	(2)	$1,201	3/14/2003	20%	Operates one building(3)	$23,242	$1,632
Harrisburg Corporate Gateway Partners, L.P.	(3,081	)(4)	—	9/29/2005	20%	Operates 16 buildings(5)	79,316	—

(1)             Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, that would be due if certain contingent events occurred.

(2)             The carrying amount of our investment in this joint venture is $1,370 lower than our share of the equity in the joint venture due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation. This difference will continue to exist to the extent the nature of our continuing involvement in the joint venture does not change.

(3)             This joint venture’s property is located in Fairfield, New Jersey.

(4)             The carrying amount of our investment in this joint venture is $5,204 lower than our share of the equity in the joint venture due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation. This difference will continue to exist to the extent the nature of our continuing involvement in the joint venture does not change.

(5)             This joint venture’s properties are located in Greater Harrisburg, Pennsylvania.

A two-member management committee is responsible for making major decisions (as defined in the joint venture agreement) for each of these joint ventures, and we control one of the management committee positions in each case. We have additional commitments pertaining to our real estate joint ventures that are disclosed in Note 19.

The following table sets forth a combined condensed balance sheet for our unconsolidated joint ventures:

	December 31,
	2005	2004
Commercial real estate property	$94,552	$21,567
Other assets	8,006	1,436
Total assets	$102,558	$23,003
Liabilities	$82,550	$14,727
Owners’ equity	20,008	8,276
Total liabilities and owners’ equity	$102,558	$23,003

The following table sets forth a combined condensed statement of operations for the two unconsolidated joint ventures we owned as of December 31, 2005:

	For the Years Ended December 31,
	2005	2004	2003
Revenues	$5,850	$3,054	$2,592
Property operating expenses	(2,351)	(1,461)	(1,037)
Interest expense	(1,843)	(847)	(689)
Depreciation and amortization expense	(1,490)	(514)	(398)
Net income	$166	$232	$468

During 2005, we entered into a joint venture called COPT Opportunity Invest I, LLC in which we have a 92.5% ownership interest. This joint venture identifies and acquires properties to renovate into Class A office space and complete such renovations. We use the consolidation method of accounting to account for our investment in this entity. On December 20, 2005, we acquired two properties through this joint venture.

The table below sets forth information pertaining to our investments in consolidated joint ventures at December 31, 2005:

		Ownership			Collateralized
	Date	% at	Nature of	TotalAssets at	Assets at
	Acquired	12/31/2005	Activity	12/31/2005	12/31/2005
COPT Opportunity Invest I, LLC	12/20/2005	92.5%	Redeveloping two properties(1)	$34,987	$—
MOR Forbes 2 LLC	12/24/2002	50.0%	Operating building(2)	4,564	3,945
MOR Montpelier 3 LLC	2/21/2002	50.0%	Developing land parcel(3)	2,141	—
				$41,692	$3,945

(1)             This joint venture owns one property in Northern Virginia and one in the Baltimore/Washington Corridor.

(2)             This joint venture’s property is located in Lanham, Maryland (located in the Suburban Maryland region).

(3)             This joint venture’s property is located in Laurel, Maryland (located in the Baltimore/Washington Corridor region).

Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 19.

6.   Investment in Other Unconsolidated Entity

Since 2000, we have owned a $1,621 investment, or 5% interest, in TractManager, Inc., an entity that developed an Internet-based contract imaging and management system for sale to real estate owners and healthcare providers. We account for our investment in TractManager, Inc. using the cost method of accounting.

7.   Intangible Assets on Real Estate Acquisitions

Intangible assets on real estate acquisitions consisted of the following:

	December 31, 2005			December 31, 2004
	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Lease-up value	$92,812	$20,824	$71,988	$65,638	$12,126	$53,512
Lease cost portion of deemed cost avoidance	11,054	3,991	7,063	8,700	2,552	6,148
Lease to market value	9,772	5,277	4,495	9,595	2,947	6,648
Tenant relationship value	6,349	130	6,219	—	—	—
Market concentration premium	1,333	114	1,219	1,333	81	1,252
	$121,320	$30,336	$90,984	$85,266	$17,706	$67,560

Amortization of the intangible asset categories set forth above totaled approximately $12,630 in 2005, $9,739 in 2004 and $4,524 in 2003. The approximate weighted average amortization periods of the categories set forth above follow: lease up value: 6 years; lease cost portion of deemed cost avoidance: 4 years; lease to market value: 3 years; tenant relationship value: 5 years; and market concentration premium: 37 years; the approximate weighted average amortization period for all of the categories combined is 6 years. Estimated amortization expense associated with the intangible asset categories set forth above for 2006 is $18.1 million, 2007 is $12.2 million, 2008 is $9.9 million, 2009 is $7.9 million and 2010 is $6.3 million.

8.   Deferred Charges

Deferred charges consisted of the following:

	December 31,
	2005	2004
Deferred leasing costs	$42,752	$33,302
Deferred financing costs	21,574	16,996
Goodwill	1,853	1,853
Deferred other	155	155
	66,334	52,306
Accumulated amortization	(31,288)	(24,664)
Deferred charges, net	$35,046	$27,642

9.   Mortgage and Other Loans Payable

Mortgage and other loans payable consisted of the following:

	Maximum				Scheduled
	Principal Amount	Carrying Value at			Maturity
	Under Loans at	December 31,		Stated Interest Rates	Dates at
	December 31, 2005	2005	2004	at December 31, 2005	December 31, 2005
Revolving Credit Facility
Wachovia Bank, N.A. Revolving Credit Facility	$400,000	$273,000	$203,600	LIBOR + 1.15 % to 1.55%	March 2008	(1)
Mortgage Loans
Fixed rate mortgage loans(2)	N/A	921,265	737,380	3.00% - 9.48%(3)	2006 - 2034	(4)
Variable rate construction loan facilities	119,492	70,238	35,316	LIBOR + 1.40% to 2.20%	2006 - 2008	(5)
Other variable rate mortgage loans	N/A	82,800	45,124	LIBOR + 1.15% to 1.55% and Prime rate + 2.50%	2006 - 2010
Total mortgage loans		1,074,303	817,820
Note payable
Unsecured seller note	N/A	1,048	1,268	5.95%	May 2007	(6)
Total mortgage and other loans payable, net		$1,348,351	$1,022,688

(1)             The Revolving Credit Facility may be extended for a one-year period, subject to certain conditions.

(2)             Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore are recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net premiums totaling $1,391 at December 31, 2005 and $1,569 at December 31, 2004.

(3)             The weighted average interest rate on these loans was 6.8% at December 31, 2005.

(4)             A loan with a balance of $4,963 at December 31, 2005 that matures in 2034 may be repaid in March 2014, subject to certain conditions.

(5)             At December 31, 2005, $38.6 million in loans scheduled to mature in 2008 may be extended for a one-year period, subject to certain conditions.

(6)             This loan is callable within 90 days by the lender.

We have guaranteed the repayment of $460,720 of the mortgage and other loans set forth above as of December 31, 2005.

In the case of each of our mortgage and construction loans, we have pledged certain of our real estate assets as collateral. As of December 31, 2005, substantially all of our real estate properties were collateralized on loan obligations or, in the case of our Revolving Credit Facility with Wachovia Bank, National Association (the “Revolving Credit Facility”), identified by us to support repayment of the loan. Certain of our mortgage loans require that we comply with a number of restrictive financial covenants, including adjusted consolidated net worth, minimum property interest coverage, minimum property hedged interest coverage, minimum consolidated interest coverage, maximum consolidated unhedged floating rate debt and maximum consolidated total indebtedness. As of December 31, 2005, we were in compliance with these financial covenants.

Our mortgage loans mature on the following schedule:

2006	$126,802	(1)
2007	150,094	(2)
2008	468,291	(3)
2009	62,492
2010	73,790
Thereafter	465,491
Total	$1,346,960	(4)

(1)             Includes a loan maturity totaling $41,600 that may be extended for two six-month periods, subject to certain conditions.

(2)             Includes maturities totaling $62,422 that may be extended for a one-year period, subject to certain conditions.

(3)             Includes maturities totaling $311,631 that may be extended for a one-year period, subject to certain conditions.

(4)             Represents principal maturities only and therefore excludes net premiums of $1,391.

We estimate that the fair value of our mortgage and other loans was $1,345,789 at December 31, 2005 and $1,037,100 at December 31, 2004.

Weighted average borrowings under our Revolving Credit Facility totaled $272,267 in 2005 and $142,043 in 2004. The weighted average interest rate on this credit facility totaled 4.62% in 2005 and 3.13% in 2004.

Weighted average borrowings under our secured revolving credit facility with Bankers Trust Company totaled $3,607 in 2004. The weighted average interest rate on this credit facility totaled 3.01% in 2004.

On June 24, 2005, we amended our Revolving Credit Facility. Under the amendment, the maximum principal amount was increased from $300,000 to $400,000, with a right to further increase the maximum principal amount in the future to $600,000, subject to certain conditions. In addition, the scheduled maturity date was extended for one year to March 2008, with a one-year extension available, subject to certain conditions. The amount available under the Revolving Credit Facility is generally computed based on 65% of the appraised value of assets identified by us to support repayment of the loan. As of December 31, 2005, the maximum amount available under this line of credit totaled $366,192, of which $92,192 was unused.

We capitalized interest costs of $9,871 in 2005, $5,112 in 2004 and $2,846 in 2003.

10.   Derivatives

The following table sets forth our derivative contracts and their respective fair values:

	Notional	One-Month	Effective	Expiration	Fair Value at December 31,
Nature of Derivative	Amount	LIBOR base	Date	Date	2005	2004
Interest rate swap	$50,000	2.3075%	1/2/2003	1/3/2005	N/A	$—
Forward starting swap	73,400	5.0244%	7/15/2005	7/15/2015	N/A	N/A

We designated each of these derivatives as cash flow hedges. The first contract noted above hedged the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate borrowings until it matured on January 2, 2005. The second contract represents a forward starting swap into which we entered to lock in the 10-year LIBOR swap rate in contemplation of our obtaining a long-term, fixed rate financing later in 2005. We obtained this long-term financing in October 2005 and cash settled the swap at that time for a payment of $603. This payment represented the present value of the basis point differential between 5.0244% and the 10-year LIBOR swap rate at the time we cash settled the swap, plus accrued interest.

The table below sets forth our accounting application of changes in derivative fair values:

	For the Years Ended December 31,
	2005	2004	2003
Increase in fair value applied to AOCL(1) and interests	$—	$390	$104
Increase (decrease) in fair value recognized as gain(2)	—	77	(77)

(1)             AOCL is defined in Note 3.

(2)             Represents hedge ineffectiveness and is included in interest expense on our Consolidated Statements of Operations.

The $603 discussed above that we paid to cash settle the forward-starting swap was recorded to AOCL and will be amortized into interest expense over the ten-year term of the loan it was hedging.

11.          Shareholders’ Equity

Preferred Shares

Preferred shares of beneficial interest (“preferred shares”) consisted of the following:

	December 31, 2005	December 31, 2004
1,265,000 designated as Series E Cumulative Redeemable Preferred Shares of beneficial interest (1,150,000 shares issued with an aggregate liquidation preference of $28,750)	$11	$11
1,425,000 designated as Series F Cumulative Redeemable Preferred Shares of beneficial interest (1,425,000 shares issued with an aggregate liquidation preference of $35,625)	14	14
2,200,000 designated as Series G Cumulative Redeemable Preferred Shares of beneficial interest (2,200,000 shares issued with an aggregate liquidation preference of $55,000)	22	22
2,000,000 designated as Series H Cumulative Redeemable Preferred Shares of beneficial interest (2,000,000 shares issued with an aggregate liquidation preference of $50,000)	20	20
Total preferred shares	$67	$67

Set forth below is a summary of additional information pertaining to our preferred shares of beneficial interest:

Series of Preferred Share of Beneficial	# of Shares	Month of	Annual Dividend	Annual Dividend	Earliest Redemption
Interest	Issued	issuance	Yield(1)	Per Share	Date
Series E	1,150,000	April 2001	10.250%	2.56250	7/15/2006
Series F	1,425,000	September 2001	9.875%	2.46875	10/15/2006
Series G	2,200,000	August 2003	8.000%	2.00000	8/11/2008
Series H	2,000,000	December 2003	7.500%	1.87500	12/18/2008

(1)             Yield computed based on $25 per share redemption price.

All of the classes of preferred shares set forth in the table above are nonvoting and redeemable for cash at $25.00 per share at our option on or after the earliest redemption date. Holders of these shares are entitled to cumulative dividends, payable quarterly (as and if declared by the Board of Trustees). In the case of each series of preferred shares, there is a series of preferred units in the Operating Partnership owned by us that carries substantially the same terms.

On February 11, 2004, the holder of the Series D Preferred Shares exercised its right to cause us to convert the shares into common shares on the basis of 2.2 common shares for each Series D Preferred Share, resulting in the issuance of 1,196,800 common shares.

On July 15, 2004, we redeemed the Series B Preferred Shares for a redemption price of $31,250. At the completion of this transaction, we recognized a $1,813 decrease to net income available to common shareholders pertaining to the original issuance costs we incurred on the shares.

Common Shares

On April 23, 2004, we sold 2,750,000 common shares in an underwritten public offering at a net price of $21.243 per share. We contributed the net proceeds totaling approximately $58,200 to our Operating Partnership in exchange for 2,750,000 common units.

On September 28, 2004, we sold 2,283,600 common shares in an underwritten public offering at a net price of $25.10 per share. We contributed the net proceeds totaling approximately $57,200 to our Operating Partnership in exchange for 2,283,600 common units.

On September 28, 2005, we sold 2,300,000 common shares to an underwriter at a net price of $32.76 per share. We contributed the net proceeds after offering costs totaling approximately $75,170 to our Operating Partnership in exchange for 2,300,000 common units.

Over the three years ended December 31, 2005, common units in our Operating Partnership were converted into common shares on the basis of one common share for each common unit in the amount of 253,575 in 2005, 326,108 in 2004 and 119,533 in 2003.

We issued common shares to certain employees totaling 130,975 in 2005, 99,935 in 2004 and 119,324 in 2003. All of these share issuances are subject to forfeiture restrictions that lapse annually throughout their respective terms as the employees remain employed by us. Forfeiture restrictions lapsed on common shares issued to employees in the amount of 143,723 in 2005, 113,478 in 2004 and 49,073 in 2003.

Over the three years ended December 31, 2005 we issued common shares in connection with the exercise of share options totaling 411,080 in 2005, 784,398 in 2004 and 262,278 in 2003.

Accumulated Other Comprehensive Loss

The table below sets forth activity in the AOCL component of shareholders’ equity:

	For the Years Ended December 31,
	2005	2004	2003
Beginning balance	$—	$(294)	$(349)
Unrealized (loss) gain on derivatives, net of minority interests	(482)	294	55
Ending balance	$(482)	$—	$(294)

The table below sets forth our comprehensive income:

	For the Years Ended December 31,
	2005	2004	2003
Net income	$39,031	$37,032	$30,877
Unrealized (loss) gain on derivatives, net of minority interests	(482)	294	55
Total comprehensive income	$38,549	$37,326	$30,932

12.          Share Options and Employee Benefit Plans

Share Options

In 1993, we adopted a share option plan for our Trustees under which we have 75,000 common shares reserved for issuance. These options expire ten years after the date of grant and are all exercisable.

In March 1998, we adopted a long-term incentive plan for our Trustees and employees. This plan provides for the award of share options, common shares subject to forfeiture restrictions and dividend equivalents. We are authorized to issue awards under the plan amounting to no more than 13% of the total of (1) our common shares outstanding plus (2) the number of shares that would be outstanding upon redemption of all units of the Operating Partnership or other securities that are convertible into our common shares. Trustee options under this plan become exercisable beginning on the first anniversary of their grant. The vesting periods for employees’ options under this plan range from immediately to five years. Options expire ten years after the date of grant.

The following table summarizes share option transactions under the plans described above:

				Weighted
				Average
		Range of Exercise		Exercise Price
	Shares	Price per Share		per Share

Outstanding at December 31, 2002	3,305,543	$5.25 - $14.3	0	$9.69
Granted-2003	174,740	$13.47 - $18.0	8	$15.53
Forfeited-2003	(15,979)	$7.63 - $13.6	9	$11.52
Exercised-2003	(262,278)	$7.63 - $14.3	0	$9.39
Outstanding at December 31, 2003	3,202,026	$5.25 - $14.3	0	$10.03
Granted-2004	290,450	$15.93 - $28.6	9	$22.30
Forfeited-2004	(20,994)	$8.63 - $25.0	5	$17.81
Exercised-2004	(784,398)	$5.63 - $17.2	5	$9.57
Outstanding at December 31, 2004	2,687,084	$5.38 - $28.6	9	$11.43
Granted-2005	521,588	$25.52 - $36.0	8	$28.38
Forfeited-2005	(87,665)	$10.00 - $34.8	9	$23.60
Exercised-2005	(411,080)	$5.38 - $25.0	5	$10.70
Outstanding at December 31, 2005	2,709,927	$5.63 - $36.0	8	$14.41
Available for future grant at December 31, 2005	914,754
Exercisable at December 31, 2003	1,986,464	(1)		$9.64
Exercisable at December 31, 2004	1,617,080	(2)		$10.26
Exercisable at December 31, 2005	2,054,919	(3)		$10.58

(1)             432,183 of these options had an exercise price ranging from $5.25 to $7.99, 1,089,165 had an exercise price ranging from $8.00 to $10.99 and 465,116 had an exercise price ranging from $11.00 to $14.30.

(2)             312,650 of these options had an exercise price ranging from $5.38 to $7.99, 704,238 had an exercise price ranging from $8.00 to $10.99 and 600,192 had an exercise price ranging from $11.00 to $18.08.

(3)             486,250 of these options had an exercise price ranging from $5.63 to $7.99, 854,027 had an exercise price ranging from $8.00 to $10.99, 590,104 had an exercise price ranging from $11.00 to $16.99 and 124,538 had an exercise price ranging from $17.00 to $28.69.

The weighted average remaining contractual life of the options at December 31, 2005 was approximately six years.

A summary of the weighted average grant-date fair value per option granted is as follows:

	For the Years Ended December 31,
	2005	2004	2003
Weighted average grant-date fair value	$2.82	$2.18	$1.34
Weighted average grant-date fair value-exercise price equals market price on grant-date	$2.83	$2.15	$1.30
Weighted average grant-date fair value-exercise price exceeds market price on grant-date	$2.51	$1.65	$1.16
Weighted average grant-date fair value-exercise price less than market price on grant-date	N/A	$2.24	$1.62

Common Shares Subject to Forfeiture Restrictions

See the section of Note 11 entitled “Common Shares” for activity relating to the issuance and vesting of common shares subject to forfeiture restrictions.

401(k) Plan

We have a 401(k) defined contribution plan covering substantially all of our employees that permits participants to defer up to a maximum of 15% of their compensation. We match a participant’s contribution in an amount equal to 50% of the participant’s elective deferral for the plan year up to a maximum of 6% of a participant’s annual compensation. Employees’ contributions are fully vested and our matching contributions vest in annual one-third increments. Once an employee has been with us for three years, all matching contributions are fully vested. We fund all contributions with cash. Our matching contributions under the plan totaled approximately $396 in 2005, $323 in 2004 and $264 in 2003. The 401(k) plan is fully funded at December 31, 2005.

Deferred Compensation Plan

We have a non-qualified elective deferred compensation plan for certain members of our management team that permits participants to defer up to 100% of their compensation on a pre-tax basis and receive a tax-deferred return on such deferrals. We match the participant’s contribution in an amount equal to 50% of the participant’s elective deferral for the plan year up to a maximum of 6% of a participant’s annual compensation after deducting contributions, if any, made under our 401 (k) plan. Deferred compensation related to an employee contribution is charged to expense and is fully vested. Deferred compensation related to the Company’s matching contribution is charged to expense and vests in annual one-third increments. Once an employee has been with us for three years, all matching contributions are fully vested. The balance of the plan, which was fully funded, totaled $4,166 at December 31, 2005 and $3,033 at December 31, 2004, and is included in the accompanying Consolidated Balance Sheets.

13.          Related Party Transactions

We earned fees from unconsolidated joint ventures totaling $326 in 2005, $219 in 2004 and $351 in 2003. These fees were for property management, construction and leasing services performed.

14.          Operating Leases

We lease our properties to tenants under operating leases with various expiration dates extending to the year 2018. Gross minimum future rentals on noncancelable leases in our consolidated properties at December 31, 2005 were as follows:

For the Years Ended December 31,
2006	$235,073
2007	212,980
2008	186,339
2009	155,497
2010	119,529
Thereafter	451,228
Total	$1,360,646

We consider a lease to be noncancelable when a tenant (1) may not terminate its lease obligation early or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would be highly unlikely.

15.          Supplemental Information to Statements of Cash Flows

	For the Years Ended December 31,
	2005	2004	2003
Interest paid, net of capitalized interest	$57,100	$43,717	$39,898
Supplemental schedule of non-cash investing and financing activities:
Consolidation of real estate joint ventures in connection with adoption of FASB Interpretation FIN 46(R)
Operating properties	$—	$2,176	$—
Projects under construction or development	—	17,959	—
Investments in and advances to unconsolidated real estate joint ventures	—	(3,957)	—
Restricted cash	—	10	—
Accounts receivable, net	—	145	—
Deferred rent receivable	—	7	—
Deferred charges, net	—	1,026	—
Prepaid and other assets	—	(3,263)	—
Mortgage and other loans payable	—	(10,171)	—
Accounts payable and accrued expenses	—	(2,737)	—
Rents received in advance and security deposits	—	(347)	—
Other liabilities	—	4,650	—
Minority interests—other consolidated real estate entities	—	(5,498)	—
Net adjustment	$—	$—	$—
Adjustment to purchase of commercial real estate properties by acquiring joint venture partner interests:
Operating properties	$—	$(83)	$25,400
Investments in and advances to unconsolidated real estate joint ventures	—	83	(10,634)
Accounts receivable, net	—	—	152
Deferred rent receivable	—	—	134
Deferred costs	—	—	1,902
Prepaid and other assets	—	—	68
Mortgage and other loans payable	—	—	(16,470)
Accounts payable and accrued expenses	—	—	(370)
Rents received in advance and security deposits	—	—	(120)
Other liabilities	—	—	(62)
Net adjustment	$—	$—	$—
Debt assumed in connection with acquisitions	$17,347	$120,817	$16,917
Investments in real estate joint venture obtained with disposition property	$—	$—	$2,300
(Decrease) increase in accrued capital improvements and leasing costs	$(9,349)	$17,234	$4,670
Increase in other accruals associated with investment activities	$—	$—	$351
Amortization of discounts and premiums on mortgage loans to commercial real estate properties	$273	$925	$445
Accretion of other liability to commercial real estate properties	$—	$147	$503
Increase (decrease) in fair value of derivatives applied to AOCL and minority interests	$—	$390	$(104)
Issuance of common units in the Operating Partnership in connection with contribution of properties accounted for under the financing method of accounting	$3,687	$—	$—
Issuance of common units in the Operating Partnership in connection with acquisition of properties	$2,647	$—	$—
Issuance of preferred units in the Operating Partnership in connection with acquisition of properties	$—	$8,800	$—
Adjustments to minority interests resulting from changes in ownership of Operating Partnership by COPT	$12,888	$19,360	$6,697
Dividends/distribution payable	$16,703	$14,713	$12,098
Decrease in minority interests and increase in shareholders’ equity in connection with the conversion of common units into common shares	$9,120	$8,041	$2,066
Conversion of preferred shares adjusted to common shares and paid in capital	$—	$12	$—
Net issuance and cancellation of restricted shares	$3,276	$2,271	$—

16.          Information by Business Segment

As of December 31, 2005, we had nine primary office property segments: Baltimore/Washington Corridor; Northern Virginia; Surburban Baltimore, Maryland, Suburban Maryland; Greater Philadelphia; St. Mary’s and King George Counties; Northern/Central New Jersey; Colorado Springs, Colorado; and San Antonio, Texas. We also had an office property segment in Greater Harrisburg, Pennsylvania prior to the contribution of our properties in that region into a real estate joint venture in exchange for cash and a 20% interest in such joint venture on September 29, 2005.

The table below reports segment financial information. Our segment entitled “Other” includes assets and operations not specifically associated with the other defined segments, including corporate assets, investments in unconsolidated entities and elimination entries required in consolidation. We measure the performance of our segments based on total revenues less property operating expenses, a measure we define as net operating income (“NOI”). We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; this measure is particularly useful in our opinion in evaluating the performance of geographic segments, same-office property groupings and individual properties.

	Baltimore/ Washington Corridor	Northern Virginia	Suburban Baltimore	Suburban Maryland	Greater Philadelphia	St. Mary’s & King George Counties	Northern/ Central New Jersey	Colorado Springs	San Antonio	Greater Harrisburg	Other	Total
Year Ended December 31, 2005
Revenues	$123,819	$60,255	$11,099	$12,555	$10,025	$12,852	$13,779	$1,006	$1,814	$6,605	$(1,450)	$252,359
Property operating expenses	37,373	20,348	4,367	4,791	157	2,784	5,737	407	334	2,209	(2,267)	76,240
NOI	$86,446	$39,907	$6,732	$7,764	$9,868	$10,068	$8,042	$599	$1,480	$4,396	$817	$176,119
Commercial real estate property expenditures	$144,334	$57,972	$110,085	$58,707	$872	$5,739	$2,199	$57,901	$42,658	$449	$419	$481,335
Segment assets at December 31, 2005	$901,718	$463,179	$189,576	$130,221	$99,357	$99,191	$67,206	$63,767	$42,884	$—	$73,277	$2,130,376
Year Ended December 31, 2004
Revenues	$105,945	$48,701	$8,406	$8,924	$10,025	$5,483	$18,793	$—	$—	$8,855	$(559)	$214,573
Property operating expenses	33,252	14,323	3,465	3,372	165	1,327	5,362	—	—	2,874	(1,087)	63,053
NOI	$72,693	$34,378	$4,941	$5,552	$9,860	$4,156	$13,431	$—	$—	$5,981	$528	$151,520
Commercial real estate property expenditures	$111,260	$148,400	$17,781	$26,513	$1,176	$90,214	$2,063	$—	$—	$509	$34	$397,950
Segment assets at December 31, 2004	$774,541	$421,434	$60,216	$69,213	$101,042	$96,413	$85,110	$—	$—	$68,126	$55,931	$1,732,026
Year Ended December 31, 2003
Revenues	$95,796	$30,398	$6,452	$6,722	$10,025	$—	$15,643	$—	$—	$9,897	$400	$175,333
Property operating expenses	29,289	9,186	2,491	2,674	134	—	5,579	—	—	2,707	(2)	52,058
NOI	$66,507	$21,212	$3,961	$4,048	$9,891	$—	$10,064	$—	$—	$7,190	$402	$123,275
Commercial real estate property expenditures	$85,175	$125,188	$1,452	$1,015	$663	$—	$675	$—	$—	$502	$67	$214,737
Segment assets at December 31, 2003	$683,030	$263,524	$41,610	$42,228	$102,219	$—	$84,435	$—	$—	$69,376	$45,654	$1,332,076

The following table reconciles our segment revenues to total revenues as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2005	2004	2003
Segment revenues	$252,359	$214,573	$175,333
Construction contract revenues	74,357	25,018	28,865
Other service operations revenues	4,877	3,885	2,875
Less: Revenues from discontinued operations (Note 18)	(7,569)	(8,201)	(9,181)
Total revenues	$324,024	$235,275	$197,892

The following table reconciles our segment property operating expenses to property operating expenses as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2005	2004	2003
Segment property operating expenses	$76,240	$63,053	$52,058
Less: Property expenses from discontinued real estate operations (Note 18)	(3,027)	(3,217)	(3,694)
Total property operating expenses	$73,213	$59,836	$48,364

The following table reconciles our NOI for reportable segments to income from continuing operations as reported on our Consolidated Statements of Operations:

	For the Years Ended December 31,
	2005	2004	2003
NOI for reportable segments	$176,119	$151,520	$123,275
Construction contract revenues	74,357	25,018	28,865
Other service operations revenues	4,877	3,885	2,875
Equity in loss of unconsolidated entities	(88)	(88)	(98)
Income tax (expense) benefit	(668)	(795)	169
Less:
Depreciation and other amortization associated with real estate operations	(61,572)	(49,761)	(35,068)
Construction contract expenses	(72,534)	(23,733)	(27,483)
Other service operations expenses	(4,753)	(3,263)	(3,450)
General and administrative expenses	(13,534)	(10,938)	(7,893)
Interest expense on continuing operations	(55,297)	(42,354)	(39,014)
Amortization of deferred financing costs	(2,240)	(2,431)	(2,767)
Minority interests in continuing operations	(5,401)	(5,664)	(6,399)
NOI from discontinued operations	(4,542)	(4,984)	(5,487)
Income from continuing operations	$34,724	$36,412	$27,525

The accounting policies of the segments are the same as those previously disclosed for Corporate Office Properties Trust and subsidiaries, where applicable. We did not allocate interest expense, amortization of deferred financing costs and depreciation and other amortization to segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate construction contract revenues, other service operations revenues, construction contract expenses, other service operations expenses, equity in loss of unconsolidated entities, general and administrative expense, income taxes and minority interests because these items represent general corporate items not attributable to segments.

17.          Income Taxes

Corporate Office Properties Trust elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our adjusted taxable income to our shareholders. As a REIT, we generally will not be subject to Federal income tax if we distribute at least 100% of our REIT taxable income to our shareholders and satisfy certain other requirements (see discussion below). If we fail to qualify as a REIT in any tax year, we will be subject to Federal income tax on our taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent tax years.

The differences between taxable income reported on our income tax return (estimated 2005 and actual 2004 and 2003) and net income as reported on our Consolidated Statements of Operations are set forth below (unaudited):

	For the Years Ended December 31,
	2005	2004	2003
	(Estimated)
Net income	$39,031	$37,032	$30,877
Adjustments:
Rental revenue recognition	(7,137)	(6,400)	(4,297)
Compensation expense recognition	(5,017)	(9,633)	(1,194)
Operating expense recognition	21	(57)	(214)
Gain on sales of real estate	9,598	150	(1,531)
Interest income	92	84	—
Income (loss) from service operations	(4,022)	(1,971)	458
Income tax expense (benefit)	699	795	(169)
Income from cost method investments	—	—	116
Depreciation and amortization	19,128	11,588	1,232
(Loss) income from unconsolidated real estate joint ventures	(51)	41	(87)
Minority interests, gross	(5,175)	1,202	1,787
Other	(872)	7	103
Taxable income	$46,295	$32,838	$27,081

For Federal income tax purposes, dividends to shareholders may be characterized as ordinary income, capital gains or return of capital. The characterization of dividends declared on our common and preferred shares during each of the last three years was as follows:

	Common Shares			Preferred Shares
	For the Years Ended December 31,			For the Years Ended December 31,
	2005	2004	2003	2005	2004	2003
Ordinary income	70.7%	67.4%	68.6%	79.9%	100.0%	100.0%
Long term capital gain	17.8%	0.0%	3.8%	20.1%	0.0%	0.0%
Return of capital	11.5%	32.6%	27.6%	0.0%	0.0%	0.0%

We distributed all of our REIT taxable income in 2003, 2004 and 2005 and, as a result, did not incur Federal income tax in those years on such income.

COMI is subject to Federal and state income taxes. COMI had income (losses) before income taxes under GAAP of $1,780 in 2005, $1,971 in 2004 and ($458) in 2003. COMI’s provision for income tax (expense) benefit consisted of the following:

	For the Years Ended December 31,
	2005(1)	2004	2003
Deferred
Federal	$(572)	$(654)	$139
State	(127)	(141)	30
Total	$(699)	$(795)	$169

(1)             Income tax expense in 2005 included $31 attributable to the sale of real estate which is included in the line on our Consolidated Statements of Operations entitled “Gain (loss) on sales of real estate, net.”

A reconciliation of COMI’s Federal statutory rate to the effective tax rate for income tax reported on our Statements of Operations is set forth below:

	For the Years Ended December 31,
	2005	2004	2003
Income taxes at U.S. statutory rate	34.0%	35.0%	35.0%
State and local, net of U.S. Federal tax benefit	4.7%	4.6%	4.2%
Other	0.6%	0.7%	(2.6)%
Effective tax rate	39.3%	40.3%	36.6%

We had deferred tax assets of $560 at December 31, 2005 and $1,799 at December 31, 2004. These amounts are included in the line on our Consolidated Balance Sheets entitled “Prepaid and other assets.” Items contributing to temporary differences that lead to deferred taxes include net operating losses that are not deductible until future periods, depreciation and amortization, certain accrued compensation and compensation paid in the form of contributions to a deferred nonqualified compensation plan.

We are subject to certain state and local income and franchise taxes. The expense associated with these state and local taxes is included in general and administrative expense on our Consolidated Statements of Operations. We did not separately state these amounts on our Consolidated Statements of Operations because they are insignificant.

18.          Discontinued Operations

Income from discontinued operations includes revenues and expenses associated with an operating property located in Oxon Hill, Maryland that was sold in March 2003, three operating properties located in our New Jersey region that were sold in September 2005 and four properties reclassified from continuing operations to discontinued operations during the six months ended June 30, 2006 (two are located in the Suburban Maryland region and two in the Northern/Central New Jersey region. The table below sets forth the components of income from discontinued operations:

	For the Years Ended December 31,
	2005	2004	2003
Revenue from real estate operations	$7,569	$8,201	$9,181
Expenses from real estate operations:
Property operating expenses	3,027	3,217	3,694
Depreciation and amortization	1,983	2,143	2,073
Interest expense	1,847	1,909	2,165
Expenses from real estate operations	6,857	7,269	7,932
Income from discontinued operations before gain on sales of real estate and minority interests	712	932	1,249
Gain on sales of real estate	4,324	—	2,995
Minority interests in discontinued operations	(997)	(199)	(1,228)
Income from discontinued operations, net of minority interests	$4,039	$733	$3,016

Interest expense that is specifically identifiable to properties included in discontinued operations is used in the computation of interest expense attributable to discontinued operations. When properties included in the borrowing base to support lines of credit are classified as discontinued operations, we allocate a portion of such credit lines’ interest expense to discontinued operations; we compute this allocation based on the percentage that the related properties represent of all properties included in the borrowing base to support such credit lines.

19.          Commitments and Contingencies

In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. Management does not anticipate that any liabilities that may result will have a materially adverse effect on our financial position, operations or liquidity. We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Acquisitions

As of December 31, 2005, we were under contract to acquire a property in Washington County, Maryland for $9,000, subject to potential reductions ranging from $750 to $4,000; the amount of such decrease will be determined based on defined levels of job creation resulting from the future development of the property taking place. Upon completion of this acquisition, we will be obligated to incur $7,500 in development and construction costs for the property. We submitted a $500 deposit in connection with this acquisition.

Property Sales

As of December 31, 2005, we were under contract to sell the following properties:

•       a property owned by a consolidated real estate joint venture for $2,530; this sale was completed on January 17, 2006;

•       two wholly owned properties located in Laurel, Maryland for $17,000; this sale was completed on February 6, 2006; and

•       a wholly owned property located in Dayton, New Jersey for $9,700.

Joint Ventures

As part of our obligations under the partnership agreement of Harrisburg Corporate Gateway Partners, LP, we may be required to make unilateral payments to fund rent shortfalls on behalf of a tenant that was in bankruptcy at the time the partnership was formed. Our total unilateral commitment under this guaranty is approximately $896; the tenant’s account was current as of December 31, 2005. We also agreed to indemnify the partnership’s lender for 80% of losses under standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation) during the period of time in which we manage the partnership’s properties; we do not expect to incur any losses under these loan guarantees.

For Route 46 Partners, we may be required to fund leasing commissions associated with leasing space in this joint venture’s building to the extent such commissions exceed a defined amount; we do not expect that any such funding, if required, will be material to us. In addition, we agreed to unilaterally loan the joint venture an additional $181 in the event that funds are needed by the entity.

We may need to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then need to make even larger investments in these joint ventures.

In one of the consolidated joint ventures that we owned as of December 31, 2005, we would be obligated to acquire the other member’s 50% interest in the joint venture if defined events were to occur. The amount we would need to pay for that membership interest is computed based on the amount that the owner of that interest would receive under the joint venture agreement in the event that the office property owned by the joint venture was sold for a capitalized fair value (as defined in the agreement) on a defined date. We estimate the aggregate amount we would need to pay for our partner’s membership interest in this joint venture to be $792; however, since the determination of this amount is dependent on the operations of the office property and it is not both completed and occupied, this estimate is preliminary and could be materially different from the actual obligation.

Operating Leases

We are obligated as lessee under seven operating leases for office space. Future minimum rental payments due under the terms of these leases as of December 31, 2005 follow:

2006	$376
2007	80
2008	70
2009	11
$537

Other Operating Leases

We are obligated under various leases for vehicles and office equipment. Future minimum rental payments due under the terms of these leases as of December 31, 2005 follow:

2006	$413
2007	297
2008	212
2009	78
2010	1
$1,001

Environmental Indemnity Agreement

We agreed to provide certain environmental indemnifications in connection with a lease of three properties in our New Jersey region. The prior owner of the properties, a Fortune 100 company which is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state declares the remediation to be complete. Under the lease agreement, we agreed to the following:

•       to indemnify the tenant against losses covered under the prior owner’s indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5,000 in perpetuity after the State of New Jersey declares the remediation to be complete;

•       to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings for 15 years after the tenant’s acquisition of the property from us, if such acquisition occurs. This indemnification is capped at $12,500; and

•       to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is capped at $300 annually and $1,500 in the aggregate.

20.          Quarterly data (Unaudited)

The tables below set forth selected quarterly information for the years ended December 31, 2005 and 2004. Certain of the amounts below have been reclassified to conform to our current presentation of discontinued operations, which are discussed in Note 18.

	For the Year Ended December 31, 2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$75,551	$77,476	$91,466	$79,531
Operating income	$24,110	$24,280	$22,675	$27,353
Income from continuing operations	$8,970	$8,799	$6,809	$10,146
Income (loss) from discontinued operations, net of minority interests	$51	$152	$3,721	$115
Net income	$9,040	$9,120	$10,589	$10,282
Preferred share dividends	(3,654)	(3,654)	(3,653)	(3,654)
Net income available to common shareholders	$5,386	$5,466	$6,936	$6,628
Basic earnings per share:
Income before discontinued operations	$0.15	$0.14	$0.09	$0.17
Net income available to common shareholders	$0.15	$0.15	$0.19	$0.17
Diluted earnings per share:
Income before discontinued operations	$0.14	$0.14	$0.08	$0.16
Net income available to common shareholders	$0.14	$0.14	$0.18	$0.16

	For the Year Ended December 31, 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$54,642	$57,977	$58,351	$64,305
Operating income	$21,419	$20,368	$22,104	$23,853
Income from continuing operations	$9,065	$8,606	$9,488	$9,253
Income from discontinued operations, net of minority interests	$97	$220	$243	$173
Net income	$8,993	$8,843	$9,750	$9,446
Preferred share dividends	(4,456)	(4,435)	(3,784)	(3,654)
Issuance costs associated with redeemed preferred shares	—	—	(1,813)	—
Net income available to common shareholders	$4,537	$4,408	$4,153	$5,792
Basic earnings per share:
Income before discontinued operations	$0.15	$0.13	$0.12	$0.16
Net income available to common shareholders	$0.15	$0.13	$0.12	$0.15
Diluted earnings per share:
Income before discontinued operations	$0.14	$0.13	$0.12	$0.15
Net income available to common shareholders	$0.14	$0.12	$0.11	$0.15

21.          Pro Forma Financial Information (Unaudited)

We accounted for our 2004 and 2005 acquisitions using the purchase method of accounting. We included the results of operations for our acquisitions in our Consolidated Statements of Operations from their respective purchase dates through December 31, 2005.

We prepared our pro forma condensed consolidated financial information presented below as if our 2005 acquisition of the Hunt Valley/Rutherford portfolios and all of our 2004 acquisitions and dispositions of operating properties had occurred at the beginning of the respective periods. The pro forma financial information is unaudited and is not necessarily indicative of the results that actually would have occurred if these acquisitions and dispositions had occurred at the beginning of the respective periods, nor does it purport to indicate our results of operations for future periods.

	For the Years Ended December 31,
	2005	2004
Pro forma total revenues	$347,417	$274,893
Pro forma net income	$38,233	$36,484
Pro forma net income available to common shareholders	$23,618	$18,342
Pro forma earnings per common share on net income available to common shareholders
Basic	$0.63	$0.55
Diluted	$0.61	$0.52

22.          Subsequent Events

On January 1, 2006, we placed into service a newly-constructed property in the Baltimore/Washington Corridor totaling approximately 162,000 square feet.

On January 17, 2006, we acquired our partner’s 50% interest in a joint venture that had constructed a building in the Baltimore/Washington Corridor for $1,186 using cash reserves. We then sold the property to a third party for $2,530.

On January 19, 2006, we acquired an office property to be redeveloped that is located in Colorado Springs, Colorado totaling approximately 60,000 square feet for a contract price of $2,600. The acquisition also included land that we believe can accommodate 25,000 additional square feet.

On January 20, 2006, we acquired a 31-acre land parcel adjacent to properties that we own in San Antonio, Texas for a contract price of $7,192. We believe that the parcel can support the future development of approximately 375,000 square feet of office space.

On February 6, 2006, we sold two properties that we own in the Baltimore/Washington Corridor totaling approximately 142,000 square feet for a contract price of $17,000. In connection with this sale, we executed a $14.0 million letter of credit agreement with a lender to release these properties as collateral on an outstanding loan from the lender pending the substitution of two other buildings as collateral, which is expected to be completed by mid-2006.

On February 10, 2006, we acquired a 50% interest in a joint venture owning a land parcel that is located adjacent to properties that we own in the Baltimore/Washington Corridor for $1,830. The joint venture is constructing an office property totaling approximately 43,000 square feet on the land parcel.

On February 28, 2006, we acquired a 6-acre land parcel that is located near properties we own in the Baltimore/Washington Corridor for a contract price of $2,100.

On March 8, 2006, we sold a property that we own in the Northern/Central New Jersey region totaling approximately 57,000 square feet for a contract price of $9,700.

Corporate Office Properties Trust
Schedule III—Real Estate Depreciation and Amortization
December 31, 2005
(Dollars in thousands)

				Initial Cost		Costs Capitalized	Gross Amounts
Property	Location	Building Type	Encumbrances (1)	Land	Building and Land Improvements	Subsequent to Acquisition	Carried at Close of Period	Accumulated Depreciation	Year Built or Renovated	Date Acquired	Depreciation Life
751, 753 760, 785 Jolly Road	Blue Bell, PA	Office	$58,792	$24,987	$89,239	$5	$114,231	$(18,137)	1966/1996	10/14/1997	40 Years
13200 Woodland Park Drive	Herndon, VA	Office	72,848	10,428	49,476	11,718	71,622	(9,871)	2002	6/2/2003	40 Years
15000 Conference Center Drive	Chantilly, VA	Office	32,038	5,193	47,526	3,882	56,601	(6,299)	1989	11/30/2001	40 Years
1751 Pinnacle Drive	McClean, VA	Office	35,324	10,486	43,013	1,978	55,477	(2,118)	1989/1985	9/23/2004	40 Years
1753 Pinnacle Drive	McClean, VA	Office	27,844	8,275	34,353	4,549	47,177	(1,288)	1976/2004	9/23/2004	40 Years
2730 Hercules Road	Annapolis Junction, MD	Office	21,698	8,737	31,612	—	40,349	(5,734)	1990	9/28/1998	40 Years
8611 Military Drive	San Antonio, TX	Office	17,407	14,020	22,745	—	36,765	(138)	1982/1985	3/30/2005	40 Years
2720 Technology Drive	Annapolis Junction, MD	Office	31,442	3,863	29,213	7	33,083	(974)	2004	1/31/2002	40 Years
140 National Business Parkway	Annapolis Junction, MD	Office	32,189	3,407	23,992	—	27,399	(994)	2003	12/31/2003	40 Years
15010 Conference Center Drive	Chantilly, VA	Office	10,829	3,500	23,563	—	27,063	—	(2)	11/30/2001	N/A
11800 Tech Road	Silver Spring, MD	Office	18,460	4,574	19,812	1,626	26,012	(2,509)	1969/1989	8/1/2002	40 Years
15049 Conference Center Drive	Chantilly, VA	Office	14,658	4,415	20,489	14	24,918	(2,499)	1997	8/14/2002	40 Years
2711 Technology Drive	Annapolis Junction, MD	Office	18,140	2,251	21,647	2	23,900	(2,617)	2002	11/13/2000	40 Years
11311 McCormick Road	Hunt Valley, MD	Office	—	2,307	21,352	—	23,659	—	1984/1994	12/22/2005	40 Years
6731 Columbia Gateway Drive	Columbia, MD	Office	14,853	3,948	18,986	73	23,007	(1,867)	2002	3/29/2000	40 Years
304 Sentinel Drive	Annapolis Junction, MD	Office	37,280	3,575	18,476	—	22,051	—	(2)	11/14/2003	N/A
400 Professional Drive	Gatihersburg, MD	Office	16,403	3,673	17,399	297	21,369	(1,565)	2000	3/5/2004	40 Years
431 Ridge Road	Dayton, NJ	Office	8,013	2,782	11,128	7,291	21,201	(4,308)	1958/1998	10/14/1997	40 Years
7200 Riverwood Drive	Columbia, MD	Office	15,203	4,089	16,356	704	21,149	(3,065)	1986	10/13/1998	40 Years
318 Sentinel Drive	Annapolis Junction, MD	Office	19,292	2,769	17,455	—	20,224	(104)	2005	11/14/2003	40 Years
15059 Conference Center Drive	Chantilly, VA	Office	23,797	5,753	13,816	546	20,115	(1,931)	2000	8/14/2002	40 Years
14280 Park Meadow Drive	Chantilly, VA	Office	9,632	3,731	16,140	20	19,891	(735)	1999	9/29/2004	40 Years
9690 Deereco Road	Timonium, MD	Office	8,910	3,415	13,723	2,656	19,794	(3,228)	1988	12/21/1999	40 Years
306 Sentinel Drive	Annapolis Junction, MD	Office	15,342	3,575	16,089	—	19,664	—	(2)	11/14/2003	N/A
7468 Candlewood Road	Hanover, MD	Office	—	5,598	13,747	—	19,345	—	1979/1982	12/20/2005	N/A
2721 Technology Drive	Annapolis Junction, MD	Office	12,879	4,611	14,631	9	19,251	(2,027)	2000	10/21/1999	40 Years
14900 Conference Center Drive	Chantilly, VA	Office	14,893	3,436	14,895	845	19,176	(1,448)	1999	7/25/2003	40 Years
10150 York Road	Hunt Valley, MD	Office	7,981	2,700	11,730	4,336	18,766	(1,209)	1985	4/15/2004	40 Years
870 - 880 Elkridge Landing Road	Linthicum, MD	Office	15,569	2,003	10,403	6,226	18,632	(3,098)	1981	8/3/2001	40 Years
45 West Gude Drive	Rockville, MD	Office	7,220	3,102	15,267	—	18,369	(421)	1987	4/7/2005	40 Years
6950 Columbia Gateway Drive	Columbia, MD	Office	9,348	3,596	14,269	502	18,367	(2,618)	1998	10/21/1998	40 Years
2691 Technology Drive	Annapolis Junction, MD	Office	24,000	2,098	15,520	—	17,618	(129)	2005	11/14/2003	40 Years
6711 Columbia Gateway Drive	Columbia, MD	Office	8,630	3,970	13,614	—	17,584	—	(2)	9/28/2000	N/A
322 Sentinel Drive	Annapolis Junction, MD	Office	12,460	2,764	14,422	1	17,187	—	(2)	11/14/2003	N/A
2701 Technology Drive	Annapolis Junction, MD	Office	13,815	1,737	15,266	7	17,010	(2,055)	2001	5/26/2000	40 Years
15 West Gude Drive	Rockville, MD	Office	256	3,120	13,658	75	16,853	(286)	1986	4/7/2005	40 Years
132 National Business Parkway	Annapolis Junction, MD	Office	11,247	2,917	12,438	1,433	16,788	(2,340)	2000	5/28/1997	40 Years
429 Ridge Road	Dayton, NJ	Office	12,852	2,932	12,820	966	16,718	(2,539)	1966/1996	10/14/1997	40 Years
13454 Sunrise Valley Drive	Herndon, VA	Office	11,981	2,916	12,202	568	15,686	(1,068)	1998	7/25/2003	40 Years
7000 Columbia Gateway Drive	Columbia, MD	Office	19,119	3,131	12,103	27	15,261	(1,067)	1999	5/31/2002	40 Years
2500 Riva Rd	Annapolis, MD	Office	12,643	2,791	12,145	1	14,937	(975)	2000	3/4/2003	40 Years
110 Thomas Johnson Drive	Frederick, MD	Office	8,238	2,810	12,075	11	14,896	(50)	1987/1999	10/21/2005	40 Years
1304 Concourse Drive	Linthicum, MD	Office	11,090	1,999	12,174	631	14,804	(1,449)	2002	11/18/1999	40 Years
1306 Concourse Drive	Linthicum, MD	Office	9,587	2,796	11,186	699	14,681	(2,117)	1990	11/18/1999	40 Years
Lots 24R-27R & 31RR-32RR, National Business Parkway	Annapolis Junction, MD	Office	10,069	9,572	4,975	—	14,547	—	(2)	11/14/2003	N/A
6940 Columbia Gateway Drive	Columbia, MD	Office	16,894	3,545	9,916	1,070	14,531	(2,007)	1999	11/13/1998	40 Years
6750 Alexander Bell Drive	Columbia, MD	Office	8,527	1,263	12,460	370	14,093	(2,155)	2000	12/31/1998	40 Years
8621 Robert Fulton Drive	Columbia, MD	Office	17,518	2,317	11,642	12	13,971	(41)	2005	(4)	40 Years
2900 Towerview Road	Herndon, VA	Office	—	4,468	8,415	1,083	13,966	—	1982	12/20/2005	40 Years
375 West Padonia Road	Timonium, MD	Office	7,175	2,483	10,415	880	13,778	(1,738)	1986	12/21/1999	40 Years

				Initial Cost		Costs Capitalized	Gross Amounts
Property	Location	Building Type	Encumbrances (1)	Land	Building and Land Improvements	Subsequent to Acquisition	Carried at Close of Period	Accumulated Depreciation	Year Built or Renovated	Date Acquired	Depreciation Life
7067 Columbia Gateway Drive	Columbia, MD	Office	8,836	1,829	11,823	38	13,690	(1,197)	2001	8/30/2001	40 Years
135 National Business Parkway	Annapolis Junction, MD	Office	7,113	2,484	9,750	1,309	13,543	(1,932)	1998	12/30/1998	40 Years
1615 - 1629 Thames Street	Baltimore, MD	Office	7,296	2,080	8,322	3,123	13,525	(2,407)	1989	9/28/1998	40 Years
4851 Stonecroft Boulevard	Chantilly, VA	Office	16,394	1,878	11,603	5	13,486	(349)	2004	8/14/2002	40 Years
710 Route 46	Fairfield, NJ	Office	4,985	2,154	8,615	2,419	13,188	(2,796)	1985	5/28/1998	40 Years
133 National Business Parkway	Annapolis Junction, MD	Office	9,129	2,517	10,073	515	13,105	(2,213)	1997	9/28/1998	40 Years
985 Space Center Drive	Colorado Springs, CO	Office	7,123	777	12,287	20	13,084	(92)	1989	9/28/2005	40 Years
200 International Circle	Hunt Valley, MD	Office	—	2,015	10,845	—	12,860	—	1987	12/22/2005	40 Years
22309 Exploration Drive	Lexington Park. MD	Office	2,419	2,243	10,419	6	12,668	(682)	1984	3/24/2004	40 Years
141 National Business Parkway	Annapolis Junction, MD	Office	6,816	2,398	9,590	512	12,500	(1,935)	1990	9/28/1998	40 Years
920 Elkridge Landing Road	Linthicum, MD	Office	8,398	2,101	9,765	211	12,077	(2,129)	1982	7/2/2001	40 Years
230 Schilling Circle	Hunt Valley, MD	Office	8,430	2,159	9,700	—	11,859	—	1981	12/22/2005	40 Years
226 Schilling Circle	Hunt Valley, MD	Office	9,847	1,876	9,885	—	11,761	—	1980	12/22/2005	40 Years
134 National Business Parkway	Annapolis Junction, MD	Office	14,056	3,684	7,516	498	11,698	(1,402)	1999	11/13/1998	40 Years
1302 Concourse Drive	Linthicum, MD	Office	7,028	2,078	8,313	1,036	11,427	(1,764)	1996	11/18/1999	40 Years
900 Elkridge Landing Road	Linthicum, MD	Office	6,907	1,993	7,972	1,425	11,390	(1,960)	1982	4/30/1998	40 Years
6700 Alexander Bell Drive	Columbia, MD	Office	4,000	1,755	7,019	2,052	10,826	(1,330)	1988	5/14/2001	40 Years
Interquest Land Parcel	Colorado Springs, CO	Office	8,148	10,757	—	—	10,757	—	(3)	9/30/2005	N/A
131 National Business Parkway	Annapolis Junction, MD	Office	5,503	1,906	7,623	960	10,489	(2,065)	1990	9/28/1998	40 Years
1199 Winterson Road	Linthicum, MD	Office	5,541	1,599	6,395	2,320	10,314	(1,738)	1988	4/30/1998	40 Years
14850 Conference Center Drive	Chantilly, VA	Office	8,473	1,615	8,358	2	9,975	(940)	2000	7/25/2003	40 Years
999 Corporate Boulevard	Linthicum, MD	Office	7,312	1,187	8,332	294	9,813	(1,259)	2000	8/1/1999	40 Years
14840 Conference Center Drive	Chantilly, VA	Office	8,605	1,572	8,175	11	9,758	(995)	2000	7/25/2003	40 Years
Waterview III	Herndon, VA	Office	4,688	9,614	61	—	9,675	—	(3)	4/29/2004	N/A
68 Culver Road	Dayton, NJ	Office	6,654	861	8,788	5	9,654	(1,170)	2000	7/9/1999	40 Years
16480 Commerce Dr	Dahlgren, VA	Office	5,987	1,856	7,666	1	9,523	(285)	2004	12/28/2004	40 Years
1190 Winterson Road	Linthicum, MD	Office	4,627	1,335	5,340	2,726	9,401	(2,099)	1987	4/30/1998	40 Years
Patriot Park	Colorado Springs, CO	Office	—	8,270	717	1	8,988	—	(2)	7/8/2005	N/A
7467 Ridge Road	Hanover, MD	Office	5,563	1,629	6,517	817	8,963	(1,523)	1990	4/28/1999	40 Years
14502 Greenview Drive	Laurel, MD	Office	4,502	1,482	5,899	1,392	8,773	(1,595)	1988	9/28/1998	40 Years
7240 Parkway Drive	Hanover, MD	Office	5,002	1,496	5,985	1,172	8,653	(1,295)	1985	4/18/2000	40 Years
9140 Route 108	Columbia, MD	Office	11,246	1,637	5,500	1,304	8,441	(834)	1974/1985	12/14/2000	40 Years
849 International Drive	Linthicum, MD	Office	4,701	1,356	5,426	1,518	8,300	(1,551)	1988	2/23/1999	40 Years
6740 Alexander Bell Drive	Columbia, MD	Office	4,424	1,424	5,696	1,100	8,220	(1,793)	1992	12/31/1998	40 Years
7015 Albert Einstein Drive	Columbia, MD	Office	3,944	2,054	6,084	—	8,138	(31)	1999	12/1/2005	40 Years
14504 Greenview Drive	Laurel, MD	Office	4,252	1,429	5,716	885	8,030	(1,414)	1985	9/28/1998	40 Years
Parcels 27 and 37A- Westfields Corporate Center	Chantilly, VA	Office	3,700	7,141	776	—	7,917	—	(3)	1/27/2005	N/A
1670 North Newport Road	Colorado Springs, CO	Office	4,963	851	6,989	—	7,840	(63)	1986/1987	9/30/2005	40 Years
16539 & 16541 Commerce Drive	Dahlgren, VA	Office	2,718	1,462	6,132	221	7,815	(298)	2004	12/21/2004	40 Years
Columbia Gtwy T11 Lot 1	Columbia, MD	Office	3,579	6,387	1,387	—	7,774	—	(2)	9/20/2004	N/A
6716 Alexander Bell Drive	Columbia, MD	Office	3,859	1,242	4,969	1,550	7,761	(1,684)	1990	12/31/1998	40 Years
7210 Ambassador Road	Woodlawn, MD	Office	5,280	1,481	6,253	—	7,734	—	1972	12/22/2005	40 Years
7152 Windsor Boulevard	Woodlawn, MD	Office	5,154	878	6,760	1	7,639	—	1985	12/22/2005	40 Years
201 International Circle	Hunt Valley, MD	Office	—	1,551	6,068	—	7,619	—	1982	12/22/2005	40 Years
46579 Expedition Drive	Lexington Park. MD	Office	3,723	1,406	5,943	144	7,493	(405)	2002	3/24/2004	40 Years
1099 Winterson Road	Linthicum, MD	Office	4,586	1,323	5,293	839	7,455	(1,444)	1988	4/30/1998	40 Years
302 Sentinel Drive	Annapolis Junction, MD	Office	2,712	3,575	3,785	—	7,360	—	(2)	11/14/2003	N/A
911 Elkridge Landing Road	Linthicum, MD	Office	4,212	1,215	4,861	1,278	7,354	(1,378)	1985	4/30/1998	40 Years
22299 Exploration Drive	Lexington Park. MD	Office	3,731	1,362	5,814	115	7,291	(379)	1998	3/24/2004	40 Years
22289 Exploration Drive	Lexington Park. MD	Office	4,498	1,422	5,719	148	7,289	(268)	2000	3/24/2004	40 Years
13450 Sunrise Valley Drive	Herndon, VA	Office	5,957	1,394	5,576	28	6,998	(341)	1998	7/25/2003	40 Years
8671 Robert Fulton Drive	Columbia, MD	Office	7,527	1,718	4,280	867	6,865	(346)	2003	12/30/2003	40 Years
44425 Pecan Court	California, MD	Office	3,980	1,309	5,458	18	6,785	(331)	1997	5/5/2004	40 Years
891 Elkridge Landing Road	Linthicum, MD	Office	4,246	1,160	4,792	617	6,569	(741)	1984	7/2/2001	40 Years
1201 Winterson Road	Linthicum, MD	Office	4,465	1,288	5,154	21	6,463	(995)	1985	4/30/1998	40 Years
46591 Expedition Drive	Lexington Park. MD	Office	2,853	1,200	5,060	—	6,260	(1)	2005	3/24/2004	40 Years
Gude Drive Land	Rockville, MD	Office	3,021	6,234	20	—	6,254	—	(3)	4/7/2005	N/A
901 Elkridge Landing Road	Linthicum, MD	Office	3,756	1,151	4,416	604	6,171	(781)	1984	7/2/2001	40 Years
22300 Exploration Drive	Lexington Park. MD	Office	2,976	1,094	5,038	—	6,132	(214)	1989	11/9/2004	40 Years
6708 Alexander Bell Drive	Columbia, MD	Office	6,320	897	3,588	1,582	6,067	(556)	1988	5/14/2001	40 Years

				Initial Cost		Costs Capitalized	Gross Amounts
Property	Location	Building Type	Encumbrances (1)	Land	Building and Land Improvements	Subsequent to Acquisition	Carried at Close of Period	Accumulated Depreciation	Year Built or Renovated	Date Acquired	Depreciation Life
938 Elkridge Landing Road	Linthicum, MD	Office	4,662	1,204	4,727	102	6,033	(544)	1984	7/2/2001	40 Years
9950 Federal Drive	Colorado Springs, CO	Office	—	877	5,042	—	5,919	—	2001	12/22/2005	40 Years
San Antonio Land Parcel	San Antonio, TX	Office	2,856	5,893	—	—	5,893	—	(3)	6/14/2005	N/A
881 Elkridge Landing Road	Linthicum, MD	Office	3,584	1,034	4,137	684	5,855	(895)	1986	4/30/1998	40 Years
7065 Columbia Gateway Drive	Columbia, MD	Office	3,439	919	4,222	685	5,826	(997)	2000	8/30/2001	40 Years
6724 Alexander Bell Drive	Columbia, MD	Office	10,939	449	5,039	325	5,813	(584)	2002	5/14/2001	40 Years
8661 Robert Fulton Drive	Columbia, MD	Office	6,619	1,510	3,764	528	5,802	(255)	2003	12/30/2003	40 Years
7130 Columbia Gateway Drive	Columbia, MD	Office	6,519	1,350	4,412	1	5,763	(41)	1989	9/19/2005	40 Years
939 Elkridge Landing Road	Linthicum, MD	Office	3,254	939	3,756	960	5,655	(1,173)	1983	4/30/1998	40 Years
921 Elkridge Landing Road	Linthicum, MD	Office	3,618	1,044	4,176	435	5,655	(1,119)	1983	4/30/1998	40 Years
6760 Alexander Bell Drive	Columbia, MD	Office	2,766	890	3,561	1,157	5,608	(1,007)	1991	12/31/1998	40 Years
7142 Columbia Gateway Drive	Columbia, MD	Office	6,280	1,342	4,252	1	5,595	(42)	1994	9/19/2005	40 Years
930 International Drive	Linthicum, MD	Office	1,363	1,013	4,053	514	5,580	(886)	1986	4/30/1998	40 Years
7063 Columbia Gateway Drive	Columbia, MD	Office	3,253	902	4,145	437	5,484	(1,015)	2000	8/30/2001	40 Years
900 International Drive	Linthicum, MD	Office	3,511	981	3,922	358	5,261	(814)	1986	4/30/1998	40 Years
7321 Parkway Drive	Hanover, MD	Office	3,210	940	3,760	445	5,145	(854)	1984	4/16/1999	40 Years
1340 Ashton Road	Hanover, MD	Office	3,090	905	3,620	563	5,088	(847)	1989	4/28/1999	40 Years
940 Elkridge Landing Road	Linthicum, MD	Office	3,539	1,100	3,937	—	5,037	2	1984(6)	7/2/2001	40 Years
7318 Parkway Drive	Hanover, MD	Office	3,319	972	3,888	91	4,951	(682)	1984	4/16/1999	40 Years
Parcel 3-A, Westfields International Corporate Center	Chantilly, VA	Office	2,191	3,609	1,303	—	4,912	—	(3)	7/31/2002	N/A
7320 Parkway Drive	Hanover, MD	Office	5,698	905	3,635	347	4,887	(564)	1983	4/4/2002	40 Years
7138 Columbia Gateway Drive	Columbia, MD	Office	5,406	1,104	3,518	1	4,623	(33)	1990	9/19/2005	40 Years
9960 Federal Drive	Colorado Springs, CO	Office	—	695	3,870	—	4,565	—	2001	12/22/2005	40 Years
800 International Drive	Linthicum, MD	Office	3,399	775	3,099	598	4,472	(699)	1988	4/30/1998	40 Years
7150 Columbia Gateway Drive	Columbia, MD	Office	4,850	1,032	3,429	—	4,461	(28)	1991	9/19/2005	40 Years
4230 Forbes Boulevard	Lanham, MD	Office	3,685	511	3,837	—	4,348	(403)	2003	5/18/2001(4)	40 Years
11011 McCormick Road	Hunt Valley, MD	Office	—	875	3,471	—	4,346	—	1974	12/22/2005	40 Years
9140 Guilford Road	Columbia, MD	Office	2,979	794	3,261	199	4,254	(429)	1983	4/4/2002	40 Years
320 Carina Road	Annapolis Junction, MD	Office	2,016	2,767	1,480	—	4,247	—	(2)	11/14/2003	N/A
21 Governor’s Court	Woodlawn, MD	Office	3,040	771	3,346	—	4,117	—	1981/1995	12/22/2005	40 Years
7061 Columbia Gateway Drive	Columbia, MD	Office	2,673	729	3,347	10	4,086	(608)	2000	8/30/2001	40 Years
44408 Pecan Court	California, MD	Office	2,897	817	3,269	—	4,086	(143)	1986	3/24/2004	40 Years
Patriot Park Building 1	Colorado Springs, CO	Office	—	654	3,412	—	4,066	—	(2)	7/8/2005	N/A
7175 Riverwood Drive	Columbia, MD	Office	—	3,155	765	—	3,920	(8)	1996	7/27/2005	40 Years
23535 Cottonwood Parkway	California, MD	Office	2,606	763	3,050	—	3,813	(133)	1984	3/24/2004	40 Years
1334 Ashton Road	Hanover, MD	Office	2,514	736	2,946	104	3,786	(591)	1989	4/28/1999	40 Years
47 Commerce Drive	Cranbury, NJ	Office	2,193	756	3,025	1	3,782	(542)	1992/1998	10/30/1998	40 Years
437 Ridge Road	Dayton, NJ	Office	2,148	717	2,866	63	3,646	(604)	1962/1996	10/14/1997	40 Years
7253 Ambassador Road	Woodlawn, MD	Office	2,624	791	2,777	—	3,568	—	1988	12/22/2005	40 Years
9160 Guilford Road	Columbia, MD	Office	2,646	665	2,836	32	3,533	(410)	1984	4/4/2002	40 Years
114 National Business Parkway	Annapolis Junction, MD	Office	—	364	3,060	3	3,427	(291)	2002	6/30/2000	40 Years
16442 Commerce Drive	Dahlgren, VA	Office	—	613	2,582	—	3,195	(88)	2005	12/21/2004	40 Years
1331 Ashton Road	Hanover, MD	Office	2,004	587	2,347	36	2,970	(396)	1989	4/28/1999	40 Years
7125 Ambassador Road	Woodlawn, MD	Office	2,188	843	1,894	1	2,738	—	1985	12/22/2005	40 Years
16501 Commerce Drive	Dahlgren, VA	Office	—	522	2,194	8	2,724	(157)	2002	12/21/2004	40 Years
980 Technology Court	Colorado Springs, CO	Office	1,599	526	2,046	110	2,682	(21)	1995	9/28/2005	40 Years
7134 Columbia Gateway Drive	Columbia, MD	Office	2,949	704	1,971	—	2,675	(21)	1990	9/19/2005	40 Years
7 Centre Drive	Monroe Township, NJ	Office	1,753	470	1,881	226	2,577	(475)	1989	10/30/1998	40 Years
2 Centre Drive	Monroe Township, NJ	Office	2,116	480	1,922	64	2,466	(363)	1989	10/30/1998	40 Years
44417 Pecan Court	California, MD	Office	1,388	434	1,939	8	2,381	(159)	1989	3/24/2004	40 Years
16543 Commerce Drive	Dahlgren, VA	Office	6,440	436	1,830	—	2,266	(76)	2002	12/21/2004	40 Years
8 Centre Drive	Monroe Township, NJ	Office	1,387	388	1,554	293	2,235	(484)	1986	10/30/1998	40 Years
1350 Dorsey Road	Hanover, MD	Office	1,343	393	1,573	247	2,213	(410)	1989	4/28/1999	40 Years
MOR Montpelier 3 LLC	Laurel, MD	Office	—	558	1,519	—	2,077	—	(2)	2/1/2001(4)	N/A
11101 McCormick Road	Hunt Valley, MD	Office	—	990	1,079	—	2,069	—	1976	12/22/2005	40 Years
44414 Pecan Court	California, MD	Office	1,141	405	1,619	41	2,065	(74)	1986	3/24/2004	40 Years
1344 Ashton Road	Hanover, MD	Office	1,213	355	1,421	223	1,999	(357)	1989	4/28/1999	40 Years
9150 Guilford Road	Columbia, MD	Office	1,278	319	1,354	221	1,894	(210)	1984	4/4/2002	40 Years
44420 Pecan Court	California, MD	Office	1,099	344	1,374	68	1,786	(42)	1989	11/9/2004	40 Years
1341 Ashton Road	Hanover, MD	Office	1,044	306	1,223	81	1,610	(282)	1989	4/28/1999	40 Years

				Initial Cost		Costs Capitalized	Gross Amounts
Property	Location	Building Type	Encumbrances (1)	Land	Building and Land Improvements	Subsequent to Acquisition	Carried at Close of Period	Accumulated Depreciation	Year Built or Renovated	Date Acquired	Depreciation Life
15 Governor’s Court	Woodlawn, MD	Office	790	383	1,168	(1)	1,550	—	1981	12/22/2005	40 Years
9130 Guilford Road	Columbia, MD	Office	998	230	975	101	1,306	(150)	1984	4/4/2002	40 Years
Dahlgren Land Parcel	Dahlgren, VA	Office	—	1,227	62	—	1,289	—	(1)	3/16/2005	N/A
7104 Ambassador Road	Woodlawn, MD	Office	1,143	572	612	—	1,184	—	1988	12/22/2005	40 Years
Thomas Johnson Drive Land	Frederick, MD	Office	—	1,092	—	—	1,092	—	(3)	10/21/2005	N/A
1343 Ashton Road	Hanover, MD	Office	660	193	774	4	971	(130)	1989	4/28/1999	40 Years
6721 Columbia Gateway Drive	Columbia, MD	Office	—	—	815	—	815	—	(3)	9/28/2000	N/A
Expedition VII	Lexington Park. MD	Office	359	705	49	—	754	—	(3)	3/24/2004	N/A
7129 Ambassador Road	Woodlawn, MD	Office	471	129	609	—	738	—	1985	12/22/2005	40 Years
Airport Square XX Lot 8F	Linthicum, MD	Office	—	735	—	—	735	—	(3)	7/6/2005	N/A
Park Center	Chantilly, VA	Office	346	—	730	—	730	—	(3)	7/18/2002	N/A
17 Governor’s Court	Woodlawn, MD	Office	797	170	530	—	700	—	1981	12/22/2005	40 Years
Airport Square XXII	Linthicum, MD	Office	—	630	8	—	638	—	(3)	12/19/2001	N/A
7127 Ambassador Road	Woodlawn, MD	Office	479	142	455	(1)	596	—	1985	12/22/2005	40 Years
Fort Ritchie	Washington County, MD	Mixed Use	—	—	538	—	538	—	(3)	(5)	N/A
7106 Ambassador Road	Woodlawn, MD	Office	342	229	305	—	534	—	1988	12/22/2005	40 Years
COPT Princeton South	Dayton, NJ	Office	—	512	—	—	512	—	(3)	9/29/2004	40 Years
7102 Ambassador Road	Woodlawn, MD	Office	345	277	203	—	480	—	1988	12/22/2005	40 Years
7131 Ambassador Road	Woodlawn, MD	Office	320	105	367	1	473	—	1985	12/22/2005	40 Years
7108 Ambassador Road	Woodlawn, MD	Office	350	171	252	—	423	—	1988	12/22/2005	40 Years
COPT Pennlyn LLC	Blue Bell, PA	Office	—	401	—	—	401	—	(3)	7/14/2004	40 Years
16442A Commerce Drive	Dahlgren, VA	Office	—	—	337	—	337	—	(3)	12/21/2004	N/A
1338 Ashton Road	Hanover, MD	Office	34	50	—	40	90	(7)	(3)	4/28/1999	N/A
6741 Columbia Gateway Drive	Columbia, MD	Office	—	—	81	—	81	—	(3)	9/28/2000	N/A
Other Develop-ments (7)	Various	Office	—	10	3	87	100	24	Various	Various	Various
			$1,345,912	$432,154	$1,528,104	$101,332	$2,061,590	$(174,935)

(1)    Excludes net premiums of $1,391and unsecured notes payable of $1,048.

(2)    Under construction or development at December 31, 2005.

(3)    Held for future development at December 31, 2005.

(4)    These joint ventures were consolidated effective March 31, 2004 as required under Financial Accounting Standards Board Interpretation 46, as revised in December 2003 (“FIN 46(R)”). See Note 2 to our Consolidated Financial Statements for a discussion of FIN 46(R).

(5)    Development in progress in anticipation of acquisition.

(6)    This building was reclassified into development in 2005.

(7)    Includes intercompany eliminations.

The following table summarizes our changes in cost of properties for the periods ended December 31, 2005, 2004 and 2003 (in thousands):

	2005	2004	2003
Beginning balance	$1,685,016	$1,287,066	$1,127,225
Adjustments related to FAS 141 intangible assets(1)	—	—	(14,200)
Adjusted beginning balance	$1,685,016	$1,287,066	1,113,025
Property acquisitions	341,911	260,023	191,053
Building and land improvements	139,424	117,817	23,684
Sales	(28,109)	—	(40,696)
Contribution of assets to unconsolidated joint venture	(76,183)	—	—
Adjustments related to consolidation of joint ventures(2)	—	20,187	—
Reclassification of building into development	(464)	—	—
Other	(5)	(77)	—
Ending balance	$2,061,590	$1,685,016	$1,287,066

The following table summarizes our changes in accumulated depreciation for the same time periods (in thousands):

	2005	2004	2003
Beginning balance	$141,716	$103,070	$76,095
Adjustments related to FAS 141(1)	—	—	1,974
Adjusted beginning balance	141,716	103,070	78,069
Depreciation expense	48,421	38,594	29,730
Sales	(3,508)	—	(4,729)
Contribution of assets to unconsolidated joint venture	(11,146)	—	—
Reclassification of building into development	(464)	—	—
Adjustments related to consolidation of joint ventures(2)	—	52	—
Other	(84)	—	—
Ending balance	$174,935	$141,716	$103,070

(1)             On July 1, 2001, we adopted Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 141, the value associated with acquisitions of real estate is assigned not only to land and building improvements but also to a number of additional components; these components are described in the section entitled “Acquisitions of Real Estate” in Note 3 to the Consolidated Financial Statements. In 2002, we changed our presentation of the effects of SFAS 141 on the results of operations from the presentation that we used in our 2002 Annual Report on Form 10-K by reclassifying the depreciation of tenant improvements and amortization of leasing costs associated with in-place operating leases of acquired properties from rental revenue to depreciation and amortization expense. We also changed our Consolidated Balance Sheet as of December 31, 2002 to separately present intangible assets and deferred revenues associated with real estate acquisitions.

(2)             We began consolidating the accounts of several of our real estate joint ventures effective March 31, 2004 as required by FIN 46(R). For a description of our accounting under FIN 46(R), you should refer to Note 2 to our Consolidated Financial Statements.